Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of January 7, 2026 (this “Amendment”), is entered into among Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Borrower”) and Ventas Inc., a Delaware corporation (the “Guarantor”), each Lender party hereto that immediately prior to the effectiveness of this Amendment is a Lender under the Existing Credit Agreement (defined below) (collectively, the “Existing Lenders” and each individually, an “Existing Lender”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and each New Lender (as defined below). Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Credit Agreement (defined below).

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of June 27, 2022, among the Borrower, the Guarantor, the Lenders from time to time party thereto and the Administrative Agent (as supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.16 of the Existing Credit Agreement the Borrower has the right to request an increase in the aggregate amount of the Facilities by requesting an increase in the Term Facility and/or establishing a new (or increasing an existing) tranche of pari passu term loans to an amount not exceeding $1,250,000,000 in the aggregate after giving effect to all such requested increases;

WHEREAS, the Borrower has requested to increase the aggregate principal amount of the Facilities from $500,000,000 to $1,250,000,000 in the form of (i) an increase in the Term Facility from $500,000,000 to $700,000,000 (the “Incremental Term Increase”) and (ii) establishing a new tranche of pari passu term loans in the maximum principal amount of $550,000,000 (the “Incremental Term Loan Facility”; the Incremental Term Increase and the Incremental Term Loan Facility referred to herein collectively as the “Incremental Facilities”);

WHEREAS, pursuant to Section 2.16 of the Existing Credit Agreement the terms and conditions of the Incremental Term Loan Facility shall, subject to clause (i) of the second proviso to Section 10.01 of the Existing Credit Agreement, be on terms agreed to by the Borrower and the Lenders providing the Incremental Term Loan Facility and, if the terms of such Incremental Term Loan Facility (other than final maturity) are not the same as the terms of the Term Facility, the operational, technical and administrative provisions of the Incremental Term Loan Facility shall be on terms reasonably acceptable to the Administrative Agent, and the Existing Credit Agreement and the other Loan Documents may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.16 of the Existing Credit Agreement with the consent of the Administrative Agent, each Lender providing the Incremental Term Loan Facility, the Guarantor and the Borrower, to give effect to or to evidence the terms of the Incremental Term Loan Facility;

WHEREAS, the Borrower, the Lenders providing the Incremental Term Loan Facility and the Administrative Agent have agreed that the Incremental Term Loan Facility shall be made available in the form of a delayed draw term facility pursuant to and as more particularly described in the Credit Agreement;

WHEREAS, the Borrower has requested that Section 2.16 of the Existing Credit Agreement be amended to provide for, among other things, the right to request an increase in the aggregate principal amount of the Facilities to an amount not exceeding $1,750,000,000; and

WHEREAS, the parties to this Amendment desire to make additional amendments to the Existing Credit Agreement pursuant and subject to the terms and conditions set forth herein and therein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Joinder of New Lenders.

(a)            Each of Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Citibank, N.A., M&T Bank, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A., Toronto-Dominion Bank, New York Branch, UBS AG, Stamford Branch, Banco de Sabadell, S.A., and U.S. Bank National Association (collectively, the “New Lenders” and each individually, a “New Lender” and, together with the Existing Lenders, collectively, the “Lenders” and each individually, a “Lender”), hereby agrees that from and after the Second Amendment Effective Date, after giving effect to this Amendment and the Incremental Facilities effected hereby, it shall have a Term Commitment in the amount set forth opposite its name on Annex B hereto under the caption “Term Commitment” and a Delayed Draw Term Commitment in the amount set forth opposite its name on Annex B hereto under the caption “Delayed Draw Term Commitment”. The Credit Parties and each New Lender hereby acknowledge, agree and confirm that each New Lender shall from and after the Second Amendment Effective Date be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such New Lender had executed the Credit Agreement.

(b)            Each New Lender hereby agrees to make a Term Loan to the Borrower on the Second Amendment Effective Date in an amount equal to the amount set forth opposite its name on Annex B hereto under the caption “Term Commitment” in accordance with the conditions and procedures set forth in Section 2.02 and 4.02 of the Credit Agreement.

(c)            Each New Lender (i) represents and warrants that it (x) meets the requirements to be an Eligible Assignee (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Existing Credit Agreement), (y) has received a copy of the Existing Credit Agreement and this Amendment, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) of the Existing Credit Agreement, as applicable, and such documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, and (z) has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and (ii) agrees that it will (x) independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (y) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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SECTION 2. Incremental Facilities Confirmation.

(a)            Each Existing Lender hereby agrees that on the Second Amendment Effective Date, after giving effect to this Amendment and the Incremental Facilities effected hereby, it shall have a Term Commitment in the amount set forth opposite its name on Annex B hereto under the caption “Term Commitment” and a Delayed Draw Term Loan Commitment in the amount set forth opposite its name on Annex B hereto under the caption “Delayed Draw Term Commitment”.

(b)            Each Existing Lender hereby agrees to make a Term Loan to the Borrower on the Second Amendment Effective Date in an amount equal to the positive difference, if any, between its Term Commitment as set forth opposite its name on Annex B hereto and the aggregate principal amount of its Term Loans immediately prior to the effectiveness of this Amendment, in accordance with the conditions and procedures set forth in Sections 2.02 and 4.02 of the Credit Agreement.

SECTION 3. Assignment and Assumption of Interests, Rights and Obligations of Departing Lenders.

(a)            On the Second Amendment Effective Date, in accordance with the conditions and procedures set forth in Section 10.13 of the Existing Credit Agreement, all of the interests, rights and obligations under this Agreement and the related Loan Documents of each of Capital One, National Association, The Huntington National Bank, City National Bank, a National Banking Association, Mizuho Bank (USA), and TD Bank, N.A. (the “Departing Lenders”) shall be assigned and delegated to the Lenders pursuant hereto, and each Lender hereby accepts such assignment. Upon the effectiveness of such assignment, the commitment of each Departing Lender will be terminated, all outstanding obligations owing to the Departing Lenders will be repaid in full and each Departing Lender will cease to be a Lender under the Existing Credit Agreement and will not be a Lender under the Credit Agreement.

(b)            By its execution and delivery of this Amendment, each Existing Lender hereby consents to the non-pro rata repayment of loans and other obligations owing (whether or not due) to the Departing Lenders occurring on the Second Amendment Effective Date as a result of the assignment and termination of the Commitments and Loans of the Departing Lenders.

(c)            The Administrative Agent acknowledges and agrees that this Amendment shall constitute an Assignment and Assumption approved by the Administrative Agent and hereby waives payment of the assignment fee required by Section 10.13(a) of the Existing Credit Agreement.

(d)            Each of the Administrative Agent, the Borrower, the Guarantor, and each Lender hereby acknowledges and agrees that the Term Commitments, Delayed Draw Term Commitments, Commitments and Applicable Percentages with respect to each Lender as set forth on Annex B hereto will be the Commitments and Applicable Percentages of each such Lender on the Second Amendment Effective Date immediately after giving effect to this Amendment and the transactions contemplated herein.

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SECTION 4. Settlement Procedures.

(a)            On the Second Amendment Effective Date, the Administrative Agent shall take those steps which it deems necessary and appropriate (in its sole discretion) to result in each Term Lender holding its Applicable Percentage (immediately after giving effect to this Amendment) of all outstanding Term Loans, including effectuating the settlement contemplated by Section 4(b) of this Amendment.

(b)            On the Second Amendment Effective Date, immediately after giving effect to this Amendment, (i) each New Lender and each Existing Lender, shall pay to the Administrative Agent such amounts as are necessary to fund its new Applicable Percentage of the Term Facility and the Administrative Agent will use the proceeds thereof to (x) pay to the Existing Lenders whose Term Commitment and/or Applicable Percentage with respect to the Term Facility is decreasing such amounts as are necessary so that the aggregate outstanding principal amount of each such Term Lender’s Term Loans will be equal to its Term Commitment as set forth on Annex B hereto and (y) pay to each Departing Lender the outstanding principal amounts of such Departing Lender’s Term Loan under the Existing Credit Agreement, and (ii) if the Second Amendment Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Loan that is a Term SOFR Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 of the Existing Credit Agreement on account of the payments made pursuant to clause (i) of this clause (b).

SECTION 5. Amendments to Existing Credit Agreement. Each of the parties hereto agrees that effective as of the Second Amendment Effective Date (defined below) the Existing Credit Agreement shall be amended:

(a)            to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth on the pages attached as Annex A hereto.

(b)            by replacing Schedule 2.01 to the Existing Credit Agreement with the Schedule 2.01 attached hereto as Annex B;

(c)            by replacing Exhibit B to the Existing Credit Agreement with the Exhibit B attached hereto as Annex C;

(d)            by replacing Exhibit D to the Existing Credit Agreement with the Exhibit D-1 and Exhibit D-2 attached hereto as Annex D; and

(e)            by replacing Exhibit F to the Existing Credit Agreement with the Exhibit F attached hereto as Annex E.

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SECTION 6. Conditions of Effectiveness. This Amendment shall become effective on the first date on which each of the following conditions precedent shall have been satisfied or waived in writing (such date being referred to herein as the “Second Amendment Effective Date”):

(a)            the Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or electronic copies unless otherwise specified, each properly executed by a Responsible Officer, each dated the Second Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Second Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)             counterparts of this Amendment executed and delivered by the Administrative Agent, the Borrower, the Guarantor and each Lender listed on Annex B;

(ii)             a Term Note and/or a Delayed Draw Term Note, as applicable, executed by the Borrower in favor of each New Lender and each Existing Lender with a Delayed Draw Term Commitment, requesting a Note;

(iii)            a certificate of the Borrower signed by a Responsible Officer (x) either (A) certifying that the copies of the Organization Documents of each of the Credit Parties delivered to the Administrative Agent on the Closing Date remain in full force and effect on the Second Amendment Effective Date without further amendment, modification, revocation or recission and no proceedings for any amendment, modification, revocation or recission have been institute or are pending with respect thereto or (B) certifying and attaching true, correct and complete copies of the Organization Documents of each of the Credit Parties, and (y) certifying and attaching the resolutions adopted by each of the Credit Parties approving or consenting to this Amendment and the Credit Agreement and the transactions contemplated hereby and thereby, including the Incremental Facilities;

(iv)            (A) favorable opinions of Davis Polk & Wardwell LLP, counsel to the Credit Parties, addressed to the Administrative Agent and each Lender and (B) favorable opinions of in-house counsel to Ventas, addressed to the Administrative Agent and each Lender;

(v)            a certificate signed by a Responsible Officer (the “Officer’s Certificate”) certifying (A) as of the Second Amendment Effective Date, before and after giving pro forma effect to the amendments to the Existing Credit Agreement made pursuant to this Amendment (including all Borrowings, if any, to occur on the Second Amendment Effective Date and the use of proceeds thereof) (x) the representations and warranties contained in Article V of the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 of the Existing Credit Agreement or any representation and warranty that is qualified by materiality, in all respects) on and as of the Second Amendment Effective Date (other than the representations in Section 5.05(c) and Section 5.18 of the Existing Credit Agreement, which were required to be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 of the Existing Credit Agreement or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Existing Credit Agreement, and (y) no Default exists; (B) the current Debt Ratings; and (C) that, as of the date of the Second Amendment Effective Date after giving effect to this Amendment, the Borrower is in pro forma compliance with the financial covenants contained in Section 7.10 of the Credit Agreement (and attaching the computations in reasonable detail satisfactory to the Administrative Agent); and

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(vi)            evidence that all Indebtedness and other obligations under or in connection with the Credit and Guaranty Agreement, dated as of September 6, 2023, among Ventas Realty, Ventas, the lenders party thereto and Bank of America, as administrative agent (including without limitation all unpaid principal, interest, fees, expenses and other amounts owing thereunder or in connection therewith) shall have been (or, substantially concurrently with the Second Amendment Effective Date, shall be) repaid in full and all commitments to lend thereunder shall have been (or, substantially concurrently with the Second Amendment Effective Date, shall be) terminated;

(b)            each Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Existing Credit Agreement and under the other Loan Documents (including any amounts under Section 3.05 of the Existing Credit Agreement);

(c)            the conditions to the obligations of the Lenders to honor any Request for Borrowing set forth in Section 4.02 of the Credit Agreement shall be satisfied or waived;

(d)            all fees required to be paid by the Borrower on or prior to the Second Amendment Effective Date pursuant to the Loan Documents and all expenses required to be reimbursed by the Borrower on or prior to the Second Amendment Effective Date pursuant to the Loan Documents shall have been paid, provided that invoices (which invoices may be in summary form) for such expenses have been presented to the Borrower a reasonable period of time (and in any event not less than two (2) Business Days) prior to the Second Amendment Effective Date;

(e)            upon the reasonable request of any Lender made at least ten (10) days prior to the applicable Second Amendment Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” rules and regulations and Anti-Money Laundering Law, including the Patriot Act, in each case at least five (5) days prior to the Second Amendment Effective Date; and

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(f)             to the extent that the Borrower or Ventas qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to each Lender that so requests, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower and Ventas at least five (5) days prior to the Second Amendment Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, (i) this Amendment and (ii) each other document or other matter required under this Section 6 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

SECTION 7. Representations and Warranties of Credit Parties. Each Credit Party represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and each Lender that:

(a)            the certifications set forth in the Officer’s Certificate are true and correct;

(b)            it has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment;

(c)            the execution, delivery and performance of this Amendment by the Credit Parties has been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any Credit Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which any Credit Party is party or affecting any Credit Party or the properties of any Credit Party or any of their Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or its property is subject; or (iii) violate any Law; except in each case referred to in clause (ii) or (iii), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment could not reasonably be expected to have a Material Adverse Effect;

(d)            no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Credit Parties of this Amendment, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained; and

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(e)            this Amendment has been duly executed and delivered by the Credit Parties and constitutes a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

SECTION 8. Affirmation of Guarantor. The Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Credit Agreement, and all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 9. Ratification.

(a)            Except as herein agreed, the Existing Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrower and the Guarantor. The Borrower and the Guarantor hereby reaffirms the validity and enforceability of the Credit Agreement and the other Loan Documents.

(b)            This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Existing Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent, any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 10. Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

SECTION 11. Loan Document. The Borrower and the Guarantor acknowledge and agree that this Amendment constitutes a Loan Document. Without limiting the foregoing, the provisions of Sections 10.04, 10.14(b), 10.14(c), 10.14(d), and 10.15 of the Credit Agreement are hereby incorporated into this Agreement as if set forth herein in full.

SECTION 12. References. Each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment and as the Credit Agreement may in the future be amended, restated, supplemented or otherwise modified from time to time.

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SECTION 13. Electronic Execution; Electronic Records; Counterparts. Section 10.22 of the Existing Credit Agreement is incorporated herein, mutatis mutandis, as if set forth herein in full.

SECTION 14. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 15. Severability. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 16. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 17. Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 18. Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limitation of the foregoing:

THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages immediately follow]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date hereof.

BORROWER:	VENTAS REALTY, LIMITED PARTNERSHIP

	By:	Ventas, Inc., its General Partner

	By:	/s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer

GUARANTOR:	VENTAS INC.
	By:	/s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ Elizabeth Uribe
Name: Elizabeth Uribe
Title: Assistant Vice President

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

LENDERS:	BANK OF AMERICA, N.A., as a Lender
	By:	/s/ Darren Merten
Name: Darren Merten
Title: Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Catherine Julian
Name: Catherine Julian
Title: Authorized Signatory

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Andrea Chen
Name: Andrea Chen
Title: Managing Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Robb Gass
Name: Robb Gass
Title: Managing Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender
By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

By:	/s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

BNP PARIBAS, as a Lender
By:	/s/ John Bosco
Name: John Bosco
Title: Managing Director

By:	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Managing Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender
By:	/s/ Cody Maine
Name: Cody Maine
Title: Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

CITIBANK, N.A., as a Lender
By:	/s/ Saad Zaman
Name: Saad Zaman
Title: Authorized Signatory

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By:	/s/ Michael Ubriaco
Name: Michael Ubriaco
Title: Director

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

M&T BANK, as a Lender
By:	/s/ Cameron Daboll
Name: Cameron Daboll
Title: SVP / Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

MIZUHO BANK, LTD., as a Lender
By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Managing Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Fred Gonfiantini
Name: Fred Gonfiantini
Title: Authorized Signatory

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

MUFG BANK, LTD., as a Lender
By:	/s/ Andrew Moore
Name: Andrew Moore
Title: Authorized Signatory

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ James A. Harmann
Name: James A. Harmann
Title: Senior Vice President

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By:	/s/ William Behuniak
Name: William Behuniak
Title: Authorized Signatory

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender
By:	/s/ Victoria Roberts
Name: Victoria Roberts
Title: Authorized Signatory

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

TRUIST BANK, as a Lender
By:	/s/ Alexandra Korchmar
Name: Alexandra Korchmar
Title: Vice President

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

UBS AG, STAMFORD BRANCH, as a Lender
By:	/s/ Blake Caruso
Name: Blake Caruso
Title: Director

By:	/s/ Andrea Moore
Name: Andrea Moore
Title: Associate Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

BANCO DE SABADELL, S.A., MIAMI BRANCH, as a Lender
By:	/s/ Enrique Castillo
Name: Enrique Castillo
Title: Head of Corporate Banking

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ Mary Harold
Name: Mary Harold
Title: Managing Director

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Patrick T. Brooks
Name: Patrick T. Brooks
Title: Vice President

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender
By:	/s/ Timothy S McDonald
Name: Timothy S McDonald
Title: SVP

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Shane S. Lowe
Name: Shane S. Lowe
Title: Vice President

Signature Page to Second Amendment to Ventas 2022 Term Loan Credit Agreement

ANNEX A

TO SECOND AMENDMENT

[MARKED COPY OF CREDIT AGREEMENT REFLECTING
MODIFICATIONS TO EXISTING CREDIT AGREEMENT]

(see attached)

EXHIBIT A TO ~~FIRST~~SECOND AMENDMENT

CONFORMED TO REFLECT ~~FIRST~~SECOND AMENDMENT

~~Published Deal CUSIP Number: 92276LBK2~~

~~Published Term CUSIP: 92276LBL0~~

Published Deal CUSIP Number: 92276LBK2

Published Term CUSIP: 92276LBL0

Published Delayed Draw Term CUSIP: 92276LBT3

CREDIT AND GUARANTY AGREEMENT

Dated as of June 27, 2022

among

VENTAS REALTY, LIMITED PARTNERSHIP,

as Borrower,

VENTAS, INC., as Guarantor,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BofA SECURITIES, INC., ~~and~~

JPMORGAN CHASE BANK, N.A., and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners

BofA SECURITIES, INC. ~~and~~

, JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC,| BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BNP PARIBAS, CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, M&T BANK,
MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., MUFG BANK, LTD.,
PNC CAPITAL MARKETS LLC, ROYAL BANK OF CANADA, TD SECURITIES (USA) LLC,
THE BANK OF NEW YORK MELLON, THE BANK OF NOVA SCOTIA,
TRUIST SECURITIES, INC., and UBS SECURITIES LLC,

as Joint Lead Arrangers

JPMORGAN CHASE BANK, N.A., and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication ~~Agent~~Agents

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BNP PARIBAS, CITIBANK, N.A.,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, M&T BANK,
MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., MUFG BANK, LTD.,
PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA,
TD ~~BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION,~~
SECURITIES (USA) LLC, THE BANK OF NEW YORK MELLON, THE BANK OF NOVA SCOTIA,
~~MIZUHO BANK (USA),~~
~~SUMITOMO MITSUI BANKING CORPORATION, BNP PARIBAS,~~
~~CAPITAL ONE, NATIONAL ASSOCIATION, and~~ TRUIST BANK and UBS SECURITIES LLC,

as Co-Documentation Agents,

TABLE OF CONTENTS

Section		Page

Article I. DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~26~~28
1.03	Accounting Terms	~~27~~29
1.04	Rounding	~~28~~30
1.05	Times of Day	~~28~~30
1.06	Interest Rates	~~28~~30

Article II. THE COMMITMENTS AND BORROWINGS		~~29~~31

2.01	Commitments	~~29~~31
2.02	Borrowings, Conversions and Continuations of Loans	~~29~~31
2.03	[Reserved]	~~30~~33
2.04	[Reserved]	~~30~~33
2.05	[Reserved]	~~30~~33
2.06	Prepayments	~~30~~33
2.07	Termination or Reduction of Commitments	~~31~~33
2.08	Repayment	~~31~~34
2.09	Interest	~~31~~34
2.10	Fees	~~32~~35
2.11	Computation of Interest and Fees	~~32~~35
2.12	Evidence of Debt	~~32~~36
2.13	Payments Generally; Administrative Agent’s Clawback	~~33~~36
2.14	Sharing of Payments by Lenders	~~34~~38
2.15	[Reserved]	~~35~~38
2.16	Increase in Facilities	~~35~~38
2.17	[Reserved]	~~38~~41
2.18	Defaulting Lenders	~~38~~41

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY		~~39~~42

3.01	Taxes	~~39~~42
3.02	Illegality	~~42~~47
3.03	Inability to Determine Rates; Replacement of Term SOFR and SOFR or Successor Rate	~~43~~47
3.04	Increased Costs	~~45~~50
3.05	Compensation for Losses	~~46~~51
3.06	Mitigation Obligations; Replacement of Lenders	~~46~~51
3.07	Survival	~~47~~52

Article IV. CONDITIONS PRECEDENT TO BORROWINGS		~~47~~52

4.01	Conditions of Initial Borrowing	~~47~~52
4.02	Conditions to All Borrowings	~~49~~53

Article V. REPRESENTATIONS AND WARRANTIES		~~49~~54

5.01	Existence, Qualification and Power	~~49~~54
5.02	Authorization; No Contravention	~~50~~54
5.03	Governmental Authorization; Other Consents	~~50~~55
5.04	Binding Effect	~~50~~55
5.05	Financial Statements; No Material Adverse Effect	~~50~~55
5.06	Litigation	~~51~~56
5.07	[Reserved]	~~51~~56
5.08	Ownership of Property and Valid Leasehold Interests; Liens	~~51~~56
5.09	Environmental Compliance	~~51~~56

i

5.10	Insurance	~~51~~56
5.11	Taxes	~~51~~56
5.12	ERISA Compliance	~~52~~57
5.13	Margin Regulations; Investment Company Act; REIT Status	~~52~~57
5.14	Disclosure	~~53~~57
5.15	Compliance with Laws	~~53~~58
5.16	Sanctions Concerns	~~53~~58
5.17	Use of Proceeds	~~53~~58
5.18	Solvency	~~54~~58
5.19	Taxpayer Identification Number	~~54~~59
5.20	Affected Financial Institutions	~~54~~59
5.21	Anti-Money Laundering; Anti-Corruption Laws	~~54~~59
5.22	Beneficial Ownership	~~54~~59

Article VI. AFFIRMATIVE COVENANTS		~~55~~59

6.01	Financial Statements	~~55~~59
6.02	Certificates; Other Information	~~55~~60
6.03	Notices	~~57~~62
6.04	Payment of Taxes	~~57~~62
6.05	Preservation of Existence, Etc.	~~57~~62
6.06	Maintenance of Properties	~~58~~62
6.07	Maintenance of Insurance	~~58~~63
6.08	Compliance with Laws	~~58~~63
6.09	Books and Records	~~58~~63
6.10	Inspection Rights	~~58~~63
6.11	Use of Proceeds	~~59~~63
6.12	REIT Status	~~59~~64
6.13	Employee Benefits	~~59~~64
6.14	Anti-Corruption Laws; Sanctions	~~59~~64

Article VII. NEGATIVE COVENANTS		~~60~~64

7.01	Liens	~~60~~64
7.02	Investments	~~61~~66
7.03	Indebtedness	~~61~~66
7.04	Fundamental Changes	~~62~~66
7.05	[Reserved]	~~62~~67
7.06	Restricted Payments	~~62~~67
7.07	Change in Nature of Business	~~63~~67
7.08	Transactions with Affiliates	~~63~~68
7.09	Sanctions; Anti-Money Laundering; Anti-Corruption	~~64~~68
7.10	Financial Covenants	~~64~~69

Article VIII. EVENTS OF DEFAULT AND REMEDIES		~~65~~69

8.01	Events of Default	~~65~~69
8.02	Remedies Upon Event of Default	~~67~~72
8.03	Application of Funds	~~67~~72

Article IX. ADMINISTRATIVE AGENT		~~68~~73

9.01	Appointment and Authority	~~68~~73
9.02	Rights as a Lender	~~68~~73
9.03	Exculpatory Provisions	~~69~~73
9.04	Reliance by Administrative Agent	~~70~~74
9.05	Delegation of Duties	~~70~~75
9.06	Resignation of Administrative Agent	~~70~~75

9.07	Non-Reliance on Administrative Agent, Arrangers, Bookrunners and Other Lenders	~~71~~76
9.08	No Other Duties, Etc.	~~72~~76
9.09	Administrative Agent May File Proofs of Claim	~~72~~76
9.10	Guaranty Matters	~~72~~77
9.11	Certain ERISA Matters	~~73~~77
9.12	Recovery of Erroneous Payments	~~74~~78

Article X. MISCELLANEOUS		~~74~~79

10.01	Amendments, Etc.	~~74~~79
10.02	Notices; Effectiveness; Electronic Communication	~~77~~82
10.03	No Waiver; Cumulative Remedies	~~79~~84
10.04	Expenses; Indemnity; Damage Waiver	~~79~~84
10.05	Payments Set Aside	~~81~~86
10.06	Successors and Assigns	~~81~~87
10.07	Treatment of Certain Information; Confidentiality	~~87~~92
10.08	Right of Setoff	~~88~~93
10.09	Interest Rate Limitation	~~88~~94
10.10	Integration; Effectiveness	~~89~~94
10.11	Survival of Representations and Warranties	~~89~~94
10.12	Severability	~~89~~94
10.13	Replacement of Lenders	~~89~~95
10.14	Governing Law; Jurisdiction; Etc.	~~90~~96
10.15	Waiver of Jury Trial	~~91~~97
10.16	No Advisory or Fiduciary Responsibility	~~91~~97
10.17	USA Patriot Act Notice	~~92~~97
10.18	Delivery of Signature Page	~~92~~98
10.19	ENTIRE AGREEMENT	~~92~~98
10.20	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~93~~98
10.21	Acknowledgement Regarding Any Supported QFCs	~~93~~99
10.22	Electronic Execution; Electronic Records; Counterparts	~~94~~100

Article XI. GUARANTY		~~95~~100

11.01	The Guaranty	~~95~~100
11.02	Obligations Unconditional	~~95~~101
11.03	Reinstatement	~~96~~102
11.04	Certain Waivers	~~97~~102
11.05	Remedies	~~97~~102
11.06	Guaranty of Payment; Continuing Guaranty	~~97~~103

SCHEDULES

2.01             Commitments and Applicable Percentages

5.19             Taxpayer Identification Numbers

10.02           Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A                Form of Assignment and Assumption

B                 Form of Committed Loan Notice

C                 Form of Compliance Certificate

D-1             Form of Term Note

D-2             Form of Delayed Draw Term Note

E                 Form of U.S. Tax Compliance Certificates

F                 Form of Notice of Loan Prepayment

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of June 27, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Ventas Realty” or the “Borrower”), VENTAS, INC., a Delaware corporation (“Ventas”), as guarantor, the lending institutions party hereto from time to time (each, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders provide a term loan facility pursuant to the terms of this Agreement and the Lenders are willing to do so on the terms and conditions set forth herein; and

WHEREAS, to provide assurance for the repayment of the Obligations hereunder, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the holders of the Obligations so guaranteed, a guaranty of the Obligations by Ventas pursuant to Article XI hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agents” means the Administrative Agent, the Arrangers, the Bookrunners, the Syndication ~~Agent~~Agents, and the Co-Documentation Agents.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Annual Financial Statements” means the consolidated balance sheet of the Guarantor and its Subsidiaries for the fiscal year ended December 31, ~~2021~~2024 included in the Guarantor’s Annual Report on Form 10-K filed with the SEC on February ~~18~~13, ~~2022~~2025, and the related consolidated statements of income or operations, equity and cash flows for such fiscal year of the Guarantor and its Subsidiaries, including the notes thereto.

“Anti-Money Laundering Law” means (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal, foreign, state or local laws relating to “know your customer” or anti-money laundering rules and regulations.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity, and (b) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR and/or the Term SOFR Screen Rate, in each case acting in such capacity.

“Applicable Percentage” means, (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Lender’s Term Commitment at such time and (ii) thereafter, the principal amount of the Term Loan held by such Term Lender at such time, (b) in respect of ~~each~~the Delayed Draw Term Facility, with respect to any Delayed Draw Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Delayed Draw Term Facility represented by such Delayed Draw Term Lender’s Delayed Draw Term Commitment and outstanding Delayed Draw Term Loans at such time, (c) in respect of each Incremental Term Loan Facility, with respect to any Lender under such Incremental Term Loan Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Loan Facility represented by (i) on or prior to the applicable Increase Effective Date, such Lender’s allocated portion of such Incremental Term Loan Facility and (ii) thereafter, the principal amount of the Loans made under such Incremental Term Loan Facility and held by such Lender at such time and (~~c~~d) in respect of all Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by the aggregate principal amount of such Lender’s Loans at such time. The initial Applicable Percentage of each Lender in respect of each Facility is set forth, in the case of the Term Facility~~,~~ and the Delayed Draw Term Facility, opposite the name of such Lender on Schedule 2.01, in the case of an Incremental Term Loan Facility, in the Incremental Term Loan Facility Documents applicable thereto, or in the case of any Facility, in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means,

(a)            for Term Loans and Delayed Draw Term Loans, from time to time the number of basis points per annum set forth in the following table based upon the Debt Ratings as set forth below:

Term Loans and Delayed Draw Term Loans
Pricing Level	Debt Ratings (S&P and Fitch/ Moody’s)	Applicable Rate for Daily SOFR Loans and Term SOFR Loans	Applicable Rate for Base Rate Loans
1	≥A+ / ≥A1	72.5 bps	0.0 bps
2	A / A2	75.0 bps	0.0 bps
3	A- / A3	80.0 bps	0.0 bps
4	BBB+ / Baa1	85.0 bps	0.0 bps
5	BBB / Baa2	95.0 bps	0.0 bps
6	BBB- / Baa3	120.0 bps	20.0 bps
7	<BBB- / <Baa3 or non-rated	160.0 bps	60.0 bps

For purposes hereof, the term “Debt Rating” refers to the long-term senior unsecured, non-credit enhanced debt rating of the Borrower by S&P, Moody’s or Fitch. If at any time when the Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the higher of the Debt Ratings shall apply; and (ii) if the difference between such Debt Ratings is two or more ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), one notch lower than the higher of the applicable Debt Ratings shall apply. If at any time when the Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the highest of the Debt Ratings shall apply; and (ii) if the difference between such Debt Ratings is two or more ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), the average of the two (2) highest Debt Ratings shall apply, provided that if such average is not a recognized rating category, then the second highest Debt Rating of the three shall apply.

~~Initially, the~~The Applicable Rate for the Term Loans ~~shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi)~~and Delayed Draw Term Loans on the Second Amendment Effective Date shall be at Pricing Level 4 . Thereafter, each change in the Applicable Rate shall occur on the first Business Day following the effective change in the Debt Rating.

(b)            For any Loans under any Incremental Term Loan Facility, the applicable rate per annum in effect at such time with respect to such Loans shall be as agreed by the Borrower and the Appropriate Lenders in the Incremental Term Loan Facility Documents with respect to the applicable Incremental Term Loan Facility.

“Appropriate Lender” means, at any time, (a) with respect to the Term Facility, a Term Lender, ~~and~~ (b) with respect to the Delayed Draw Term Facility, a Delayed Draw Term Lender, and (c) with respect to any Incremental Term Loan Facility, a Lender holding Loans of such Incremental Term Loan Facility.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means BofA Securities, Inc. ~~and~~, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BNP Paribas, Citibank, N.A., Credit Agricole Corporate and Investment Bank, M&T Bank, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, Royal Bank of Canada, TD Securities (USA) LLC, The Bank of New York Mellon, The Bank of Nova Scotia, Truist Securities, Inc., and UBS Securities LLC each in its capacity as a joint lead arranger.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“Bankruptcy Plan” has the meaning specified in Section 10.06(g)(iv).

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR (as defined in clause (b) of the definition thereof) plus 1%; and (d) 1%. ~~If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.~~ The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bookrunners” means BofA Securities, Inc. ~~and~~, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as a joint bookrunner.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Term Borrowing, a Delayed Draw Term Borrowing or a borrowing consisting of simultaneous Loans under an Incremental Term Loan Facility of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders participating in such Incremental Term Loan Facility.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or where the Administrative Agent’s Office is located.

“Capitalization Rate” means 9.0% for all properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group.

“Change in Law” means the occurrence, after the date of this Agreement, and with respect to any Person in particular, after the date such Person becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or a United States Governmental Authority, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Ventas entitled to vote for members of the board of directors or equivalent governing body of Ventas on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and the Borrower shall not have repaid all of the outstanding Obligations in full in cash within forty-five (45) days after such person or affiliated group shall have acquired such percentage of such stock; or

(b)            Ventas ceases to be the sole general partner of Ventas Realty or Ventas ceases to own, directly or indirectly, more than fifty percent (50%) of the Equity Interests in Ventas Realty; or

(c)            during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Ventas cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class” when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans, Delayed Draw Term Loans, or Loans under an Incremental Term Loan Facility and, when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment, a Delayed Draw Term Commitment or a commitment under an Incremental Term Loan Facility.

“Closing Date” means the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Co-Documentation Agents” means each of Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BNP Paribas, Citibank, N.A., Credit Agricole Corporate and Investment Bank, M&T Bank, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, TD ~~Bank, N.A., Wells Fargo Bank, National Association~~Securities (USA) LLC, The Bank of New York Mellon, The Bank of Nova Scotia, ~~Mizuho Bank (USA), Sumitomo Mitsui Banking Corporation, BNP Paribas, Capital One, National Association, and~~ Truist Bank and UBS Securities LLC, in their capacity as Co-Documentation Agent.

“Code” means the Internal Revenue Code of 1986.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, in each case provided to the Administrative Agent pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, which as of the Closing Date includes Bank of America’s CashPro Credit Portal), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commitment” means~~, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Commitment” or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Term Lender became a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate Commitments for all Term Lenders is $500,000,000.~~ a Term Commitment, a Delayed Draw Term Commitment and/or a commitment under an Incremental Term Loan Facility, as the context may require, and “Commitments” means a collective reference to the foregoing.

“Communication” means this Agreement, any other Loan Document and any document, ~~any~~ amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR”, “Term SOFR Screen Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s), and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines, in consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary (after consultation with the Borrower) in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted Net Worth” means, as of any day for the Consolidated Group, the sum of (a) total shareholders’ equity or net worth plus (b) accumulated depreciation and accumulated amortization, in each case, determined on a consolidated basis in accordance with GAAP; but excluding, in any event, for purposes hereof, unrealized gains and losses on Swap Contracts reported on a consolidated balance sheet as accumulated other comprehensive income or loss.

“Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of Consolidated Net Income plus, without duplication, to the extent deducted in computing Consolidated Net Income, (a) amortization and depreciation expense, (b) other non-cash charges, (c) Consolidated Interest Expense, (d) provision for taxes, and (e) minority interest expense attributable to non-wholly owned Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) extraordinary gains and losses and related tax effects thereon, (ii) non-cash impairment charges, (iii) non-cash stock or option based compensation, (iv) other non-cash gains and losses and related tax effects thereon, and (v) merger-related expenses and deal costs, including transition and integration expenses related to consummated transactions and costs related to acquisitions and investments not permitted to be capitalized pursuant to GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for the four (4) consecutive fiscal quarters ending on such date.

“Consolidated Fixed Charges” means, for any period for the Consolidated Group, the sum of, without duplication, (a) Consolidated Interest Expense, plus (b) scheduled principal payments on Consolidated Total Indebtedness (excluding any balloon or final payment) during the applicable period, plus (c) cash dividends and distributions on preferred stock of Ventas, if any (but excluding redemption payments or charges in connection with the redemption of preferred stock), in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding of Swap Contracts, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, (iv) other unusual or non-recurring items as are reasonably acceptable to the Administrative Agent and the Required Lenders and (v) any amounts with respect to intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group.

“Consolidated Gross Asset Value” means, as of any day for the Consolidated Group, the sum of (a) the book value of all assets (prior to deduction for accumulated depreciation and accumulated amortization, but including the effect of any impairment charges, as reflected in the consolidated financial statements of the Consolidated Group prepared as of such date in accordance with GAAP) excluding properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group, plus (b) an amount equal to the quotient of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended attributable to properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group divided by the Capitalization Rate, minus (c) goodwill and other Intangible Assets.

“Consolidated Group” means Ventas and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period for the Consolidated Group, interest expense determined in accordance with GAAP, but including, in any event, the interest component under capital leases and the implied interest component under securitization transactions and excluding, in any event, amortization of deferred financing fees, amortization of debt discounts and swap breakage costs.

“Consolidated Net Income” means, for any period for the Consolidated Group, net income or loss determined on a consolidated basis in accordance with GAAP; but excluding, in any event and without duplication, (a) the income or loss of any Person that is not a member of the Consolidated Group in which any member of the Consolidated Group has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to members of the Consolidated Group by such Person during such period, (b) the income or loss of any Person accrued prior to the date that it became a member of the Consolidated Group or that such Person’s assets were acquired by a member of the Consolidated Group (except as otherwise required in connection with Section 1.03), (c) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income and (d) gains and losses from dispositions of depreciable real estate investments, impairment charges, the early extinguishment of debt and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP and other non-recurring items, including, without limitation, charges resulting from settlement of options to repurchase remarketable bonds and other similar charges.

“Consolidated Secured Debt” means the aggregate principal amount of Consolidated Total Indebtedness that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest on assets owned or leased by a member of the Consolidated Group.

“Consolidated Secured Debt Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated Secured Debt outstanding on such date to (b) Consolidated Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Secured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Secured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits to the extent available for the repayment of Consolidated Secured Debt of the type described in clause (x) (excluding any such unrestricted cash and cash equivalents and escrow and other deposits used to determine the Consolidated Unsecured Leverage Ratio as of such date) and (ii) Consolidated Gross Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Secured Debt is adjusted under clause (i).

“Consolidated Total Indebtedness” means, as of any day for the Consolidated Group, the Indebtedness of the Consolidated Group; provided that Consolidated Total Indebtedness shall not include security deposits, accounts payable, accrued liabilities and prepaid rents, any intracompany debt, or dividends and distributions declared but not payable, each as defined in accordance with GAAP; provided further that, at any time after the execution of the definitive agreement for any Significant Acquisition and prior to the consummation of such Significant Acquisition (or the termination of the definitive documentation in respect thereof), any Indebtedness incurred by the Borrower or any of its Subsidiaries to finance such Significant Acquisition and any related transactions, if (a) the release of the proceeds thereof is contingent upon the consummation of such Significant Acquisition and, pending such release, such proceeds are held in escrow or (b) such debt contains a “special mandatory redemption” provision that permits such debt to be redeemed or prepaid if such Significant Acquisition is not consummated, and the cash proceeds of such Indebtedness are held by the Borrower as unrestricted cash and cash equivalents, shall be, to the extent the cash proceeds of such Indebtedness are not otherwise deducted in calculating Consolidated Total Indebtedness, excluded from determinations of compliance with Section 7.10.

“Consolidated Total Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated Total Indebtedness outstanding on such date to (b) Consolidated Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Total Indebtedness on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Total Indebtedness outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits to the extent available for the repayment of Consolidated Total Indebtedness of the type described in clause (x) and (ii) Consolidated Gross Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Total Indebtedness is adjusted under clause (i).

“Consolidated Unencumbered Assets” means, for the Consolidated Group, net real estate investments, plus, without duplication, loans receivable and marketable securities of the Consolidated Group, in each case, that are free of any liens, encumbrances, pledges or negative pledges used to secure, or otherwise provide credit support for, Indebtedness. For purposes hereof, the term “negative pledge” shall exclude (i) a covenant that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions the ability of a member of the Consolidated Group to encumber its assets upon the maintenance of one or more specified ratios that limit such member’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, (ii) a requirement that an obligation be secured on an “equal and ratable basis” to the extent that Indebtedness under the Facilities is secured and (iii) a covenant relating to the sale of an asset that limits the creation of any lien pending the closing of the sale thereof.

“Consolidated Unencumbered EBITDA” means, for any period for the Consolidated Group, the portion of Consolidated EBITDA that is generated by Consolidated Unencumbered Assets.

“Consolidated Unencumbered Gross Asset Value” means an amount, determined as of the end of each fiscal quarter, equal to the sum of (a) the book value of all Consolidated Unencumbered Assets (prior to deduction for accumulated depreciation and accumulated amortization, but including the effect of any impairment charges, as reflected in the consolidated financial statements of the Consolidated Group prepared as of such date in accordance with GAAP) excluding unencumbered properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group, plus (b) an amount equal to the quotient of Consolidated Unencumbered EBITDA from unencumbered properties that were owned as of April 17, 2002, and that continue to be owned as of the date of determination, by any member of the Consolidated Group divided by the Capitalization Rate; provided that the aggregate amount of Consolidated Unencumbered Gross Asset Value arising from loans receivable and marketable securities shall be excluded from the calculation of Consolidated Unencumbered Gross Asset Value to the extent that such amounts exceed, in the aggregate, 20% of Consolidated Unencumbered Gross Asset Value.

“Consolidated Unsecured Debt” means, at any time, the portion of Consolidated Total Indebtedness that is not Consolidated Secured Debt.

“Consolidated Unsecured Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (i) Consolidated Unsecured Debt outstanding on such date to (ii) Consolidated Unencumbered Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Unsecured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Unsecured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits to the extent available for the repayment of Consolidated Unsecured Debt of the type described in clause (x) (excluding any such unrestricted cash and cash equivalents and escrow and other deposits used to determine the Consolidated Secured Debt Leverage Ratio as of such date) and (ii) Consolidated Unencumbered Gross Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Unsecured Debt is adjusted under clause (i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 10.21(b).

“Credit Party” means each of the Borrower and the Guarantor.

“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof ~~plus the SOFR Adjustment~~. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) perform any of its funding obligations hereunder within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notice or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under one of more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

“Delayed Draw Term Borrowing” means a borrowing consisting of simultaneous Delayed Draw Term Loans of the same Type and, in the case of Term Rate Loans, having the same Interest Period made by each of the Delayed Draw Term Lenders pursuant to Section 2.01(c).

“Delayed Draw Term Commitment” means, as to each Lender, its obligation to make Delayed Draw Term Loans pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption “Delayed Draw Term Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Delayed Draw Term Facility” means (a) at any time on or prior to the Delayed Draw Termination Date, the aggregate amount of the Delayed Draw Term Commitments and the aggregate principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time and (b) thereafter, the aggregate principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time. On the Second Amendment Effective Date the Delayed Draw Term Facility is $550,000,000.

“Delayed Draw Term Lender” means any Lender that has a Delayed Draw Term Commitment or holds a Delayed Draw Term Loan at such time.

“Delayed Draw Term Loan” has the meaning specified in Section 2.01(c).

“Delayed Draw Term Maturity Date” means January 7, 2031.

“Delayed Draw Term Note” means a promissory note made by the Borrower in favor of a Delayed Draw Term Lender evidencing Delayed Draw Term Loans made by such Delayed Draw Term Lender to such Borrower, substantially in the form of Exhibit D-2.

“Delayed Draw Termination Date” means the earliest of (i) the 181st day following the Second Amendment Effective Date, (ii) the date on which the fourth Delayed Draw Term Borrowing (if any) is made (after giving effect thereto), (iii) the date of the Delayed Draw Term Borrowing that reduces each Delayed Draw Term Lender’s Delayed Draw Term Commitment to zero ($0) (after giving effect thereto), and (iv) the date of termination of the Delayed Draw Term Commitment of each Delayed Draw Term Lender to make Delayed Draw Term Loans pursuant to Section 2.07 or Section 8.02.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any ~~Sanction~~Sanctions.

“Disposition” or “Dispose” means the sale, transfer or assignment (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise), with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in any case other than sales or other dispositions of assets in the ordinary course of business.

“Disqualified Institution” has the meaning specified in the definition of “Eligible Assignee”.

“Dividing Person” has the meaning specified in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“DQ List” has the meaning specified in Section 10.06(g)(v).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 10.22.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Competitor (as defined below), including Kindred Healthcare, Inc., Sunrise Senior Living, LLC, Atria Senior Living, Inc., Brookdale Senior Living Inc., Ardent Health Partners, LLC, Eclipse Senior Living, Inc. and any Person that is specifically identified by name as a Competitor by the Borrower in a list generally available to the Lenders on the Closing Date, which list may be updated from time to time after the Closing Date by the Borrower (but no such update shall become effective until the second Business Day after it is provided by the Borrower to the Administrative Agent for dissemination to the Lenders, and no such update shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in the Facilities); (B) a prospective assignee or successor administrative agent (other than a Lender or an Affiliate of a Lender) which is or has been an adverse party in litigation or other legal proceedings with, or has threatened, litigation or other legal proceedings against, any Credit Party and (C) any Affiliate of any Person listed in clause (A) or (B) above that is either identified to the Administrative Agent in writing from time to time for distribution to the Lenders, or clearly identifiable on the basis of such Affiliate’s name (any such Person under this proviso, a “Disqualified Institution”). For purposes hereof, “Competitor” means a real estate investment trust investing primarily in healthcare and/or seniors housing properties, any tenant under a Material Lease, or any other manager of a property owned or leased by a member of the Consolidated Group. Neither the Administrative Agent nor any Lender shall have any liability in the event of an assignment to any Person not then actually known by the Administrative Agent or such Lender to be a Competitor or a Disqualified Institution under clause (B) of the first sentence of this definition.

“Engagement Letter” means, collectively, that certain letter agreement dated as of May 17, 2022, among the Borrower, Bank of America and JPMorgan Chase Bank, N.A. and that certain letter agreement dated as of November 12, 2025, among the Borrower, Bank of America and the Arrangers.

“Environmental Laws” means any and all ~~federal~~Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Credit Parties or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (but excluding any debt security that is convertible into or exchangeable for capital stock).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Ventas Realty within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Ventas Realty or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Ventas Realty or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of an amendment to a Pension Plan or Multiemployer Plan as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Ventas Realty or any ERISA Affiliate in excess of the Threshold Amount.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from any payment to be made to a Recipient by or on account of any obligation of the Credit Parties hereunder, (a) Taxes imposed on or measured by its net income (however denominated), franchise ~~taxes~~Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Lender becomes a party hereto (or designates a new Lending Office), except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 3.01(a), (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any withholding Taxes imposed under FATCA.

“Existing Term Loan Agreement” means the Credit and Guaranty Agreement, dated as of July 26, 2018, among Ventas Realty, Ventas, the lenders party thereto and Bank of America, as administrative agent.

“Facility” means the Term Facility, the Delayed Draw Term Facility and each Incremental Term Loan Facility, as the context may require, and “Facilities” means a collective reference to the foregoing.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described in the first parenthetical above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and the other Loan Documents.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Foreign Lender” means any Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulations Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any payment obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning given to such term in Section 11.01.

“Guarantor” means Ventas.

“Guaranty” means the guaranty of the Obligations by the Guarantor pursuant to Article XI hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes~~,~~ and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature~~, in each case, which are~~  regulated pursuant to any Environmental Law.

“Increase Effective Date” has the meaning set forth in Section 2.16(d).

“Incremental Facilities” has the meaning set forth in Section 2.16(a).

“Incremental Term Increase” has the meaning specified in Section 2.16(a).

“Incremental Term Loan Facility” has the meaning set forth in Section 2.16(a).

“Incremental Term Loan Facility Documents” means, with respect to any Incremental Term Loan Facility, each agreement, instrument and other document evidencing, securing, guaranteeing, or otherwise relating to such Incremental Term Loan Facility, including any applicable New Lender Joinder Agreement.

“Indebtedness” means (without duplication), at any time and with respect to any Person, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money, whether secured or unsecured, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments including, without limitation, recourse and non-recourse mortgage debt;

(b)            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)            aggregate net obligations of such Person under Swap Contracts;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), excluding liabilities with respect to earnouts, reimbursements, true-ups and other similar obligations incurred in connection with the purchase or sale of assets except to the extent such liabilities are required to appear on a balance sheet prepared in accordance with GAAP;

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the value of the property encumbered by such Lien;

(f)            capital leases and Synthetic Lease Obligations;

(g)            all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person at any time prior to the date that is six months after the latest Maturity Date at such time (other than obligations that can solely be satisfied by delivery of Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the liquidation preference thereof, and

(h)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (i) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (which shall be a positive number if such amount would be owed by a member of the Consolidated Group and a negative number if such amount would be owed to a member of the Consolidated Group) and the net obligations under Swap Contracts shall not be less than zero and (ii) the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Any liability will be excluded so long as it is (1) secured by a letter of credit issued for the benefit of a Credit Party or other member of the Consolidated Group in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent no Credit Party or other member of the Consolidated Group has liability therefor, (2) any obligation (including obligations under so called “sandwich leases”) against which a third party indemnified any Credit Party or other member of the Consolidated Group, or guarantees all loss suffered by any Credit Party or other member of the Consolidated Group on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (3) is otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.

Notwithstanding anything to the contrary, Indebtedness shall not include any “carry guarantee”, guarantee of operating costs and expenses or similar guarantee of payment of amounts that do not constitute principal with respect to such Indebtedness, in each case, unless, and except to the extent of (without duplication), a demand made under any such guarantee that remains unpaid.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Intangible Assets” means assets of a Person and its Subsidiaries that are classified as intangible assets under GAAP, but excluding interests in real estate that are classified as intangible assets in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than a Daily SOFR Loan or a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Daily SOFR Loan and any Base Rate Loan, the last Business Day of each calendar quarter and the applicable Maturity Date.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in the applicable Committed Loan Notice provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)            no Interest Period shall, with respect to any Loan, extend beyond the applicable Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any Person in which any member of the Consolidated Group directly or indirectly has an ownership interest but is not a Subsidiary.

“Laws” means, collectively, all international, foreign, ~~federal~~Federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto. The term “Lender” may also be used to refer to a Term Lender, a Delayed Draw Term Lender or a Lender under an Incremental Term Loan Facility.

“Lender-Related Person” means and includes the Administrative Agent (and any sub agent thereof), each Lender, the Agents and their Affiliates and each Related Party of any of the foregoing Persons.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Delayed Draw Term Loan or a loan under an Incremental Term Loan Facility.

“Loan Documents” means this Agreement, each Note and the Engagement Letter, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means any event or condition that (a) has a material adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties and their Subsidiaries taken as a whole or (b) materially impairs the ability of the Credit Parties as a whole to perform their material obligations under any Loan Document.

“Material Group” has the meaning specified in the definition of “Material Subsidiary.”

“Material Lease” means any lease in which any member of the Consolidated Group is the landlord that individually or together with such tenant’s other leases in which any member of the Consolidated Group is the landlord, requires annual base rent to be paid to the Consolidated Group in excess of $100,000,000.

“Material Recourse Indebtedness” means any Indebtedness of a Credit Party and/or any Subsidiary (other than Indebtedness hereunder and Indebtedness under Swap Contracts) that (a) does not constitute Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Material Subsidiary” means each Subsidiary or any group of Subsidiaries (i) which, as of the most recent fiscal quarter of the Guarantor for which financial statements have been delivered pursuant to Section 6.01, contributed greater than $100,000,000 of Consolidated EBITDA for the period of four consecutive fiscal quarters then ended or (ii) which contributed greater than $300,000,000 of Consolidated Gross Asset Value as of such date. A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity satisfies the requirements of the foregoing sentence.

“Maturity Date” means (a) with respect to the Term Facility, the Term Maturity Date, ~~and/or~~ (b) with respect to the Delayed Draw Term Facility, the Delayed Draw Term Maturity Date and/or (c) with respect to any Incremental Term Loan Facility, subject to Section 2.16(a), the date set forth in the applicable Incremental Term Loan Facility Documents as the “Maturity Date” for such Facility or, if the applicable Incremental Term Loan Facility Documents fail to specify a “Maturity Date”, the Maturity Date shall be the latest Maturity Date (giving effect to any available extension options) of any then existing Facility; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date of such Incremental Term Loan Facility shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Ventas Realty or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Lender Joinder Agreement” has the meaning specified in Section 2.16(b).

“Non-Recourse Indebtedness” of a Person means any Indebtedness of such Person, the recourse for which is limited to assets of such Person securing such Indebtedness (and, if applicable, in the event such Person owns no assets other than real estate that secures such Indebtedness and assets incident to ownership of such real estate (e.g., personal property) and has no other Indebtedness, to such Person and/or such Person’s Equity Interests), other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters. For the avoidance of doubt and notwithstanding anything to the contrary, Indebtedness of a Credit Party and/or any Subsidiary that otherwise qualifies as Non-Recourse Indebtedness will not fail to so qualify as a result of a Credit Party and/or Subsidiary guaranteeing the payment of amounts which do not constitute principal with respect to such Indebtedness (including, without limitation, any “carry guarantee” or other guarantee of operating costs and expenses); provided that in the case where demand is made under any such guarantee, to the extent any amount demanded under such guarantee remains unpaid, such unpaid amount shall constitute (without duplication) Recourse Indebtedness of such Credit Party and/or Subsidiary.

“Notes” means, collectively, the Term Notes, the Delayed Draw Term Notes and any promissory notes made by the Borrower in favor of a Lender under an Incremental Term Loan Facility evidencing the Loans made by such Lender under such Incremental Term Loan Facility in a form agreed among the Borrower, the Administrative Agent and the Appropriate Lenders, ~~as the context may require,~~ and “Note” means any of them individually.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Credit Party under any Loan Document and (b) the obligation of the Credit Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case to the extent permitted under this Agreement or any other Loan Document, may elect to pay or advance on behalf of the Credit Parties.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Outstanding Amount” means, with respect to the Term Loans, the Delayed Draw Term Loans and Loans under any Incremental Term Loan Facility on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Delayed Draw Term Loans and Loans under any Incremental Term Loan Facility, as the case may be, occurring on such date.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patriot Act” has the meaning specified in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Ventas Realty or any ERISA Affiliate or to which Ventas Realty or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Ventas Realty or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis” means, for purposes of determining Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Net Income and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an acquisition, development or redevelopment, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition, development or redevelopment shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of Equity Interests or the incurrence of Indebtedness, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness.

“Register” has the meaning specified in Section 10.06(c).

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Borrowing” means, with respect to a Borrowing or a conversion or continuation of Loans, a Committed Loan Notice.

“Required Delayed Draw Term Lenders” means, as of any date of determination, Delayed Draw Term Lenders holding more than 50% of the Delayed Draw Term Facility on such date; provided that the portion of the Delayed Draw Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Delayed Draw Term Lenders.

“Required Incremental Term Loan Facility Lenders” means, as of any date of determination, with respect to any Incremental Term Loan Facility, Lenders holding more than 50% of the sum of (a) the Outstanding Amount of Loans under such Incremental Term Loan Facility on such date and (b) the aggregate unused commitments under such Incremental Term Loan Facility; provided that the portion of such Incremental Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Loan Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the Term Facility on such date, (b) the Delayed Draw Term Facility on such date and (c) the sum of (i) the Outstanding Amount of ~~the Facilities~~Loans under each Incremental Term Loan Facility on such date and (ii) the aggregate unused commitments under each Incremental Term Loan Facility; provided that the portion of the Facilities held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% ~~of the Outstanding Amount~~ of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.13(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, any executive vice president, any vice president, and the treasurer of any Credit Party or any entity authorized to act on behalf of a Credit Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Credit Party or any entity authorized to act on behalf of a Credit Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party or entity authorized to act on behalf of a Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party or entity authorized on behalf of such Credit Party designated in or pursuant to an agreement between the applicable Credit Party or entity authorized on behalf of such Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payment” means any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Guarantor’s Equity Interests, or on account of any return of capital to the Guarantor’s stockholders, partners or members (or the equivalent Person thereof); provided that dividends to the extent in the form of Equity Interests shall not constitute Restricted Payments.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any ~~sanction~~sanctions, trade embargoes or similar restrictions administered or enforced by the United States Government (including, without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury or other relevant sanctions authority with jurisdiction over any Credit Party.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement, dated as of January [●], 2026, among the Borrower, the Guarantor, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means the “Second Amendment Effective Date” under and as defined in the Second Amendment, which occurred on January 7, 2026.

“Significant Acquisition” means the acquisition (in one or a series of related transactions) of all or substantially all of the assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration in excess of $450,000,000.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

~~“SOFR Adjustment” means 0.10% (10 basis points) per annum.~~

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in the Person’s consolidated financial statements prepared in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Ventas.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined below), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication ~~Agent~~Agents” means each of JPMorgan Chase Bank, N.A. ~~in its~~and Wells Fargo Bank, National Association, in their capacity as Syndication ~~Agent~~Agents.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any similar off-balance sheet financing product that is considered borrowed money indebtedness for tax purposes but classified as an operating lease under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Term Lender became a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. On the Second Amendment Effective Date, after giving effect to the Incremental Term Increase occurring on such date, the Term Facility is $700,000,000.

“Term Lender” means at any time any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Maturity Date” means ~~June 27~~January 7, ~~2027~~2031.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender, evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit D.

“Term SOFR” means

(a)            for any Interest Period with respect to a Term SOFR ~~loan~~Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto~~, in each case plus the SOFR Adjustment~~; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto~~, in each case plus the SOFR Adjustment~~;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means $150,000,000.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” ~~means~~mean the United States of America.

“U.S. Government Securities Business Day” means any ~~Business Day, except any Business Day on which any of~~day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association~~, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.~~ recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Ventas” means Ventas, Inc., a Delaware corporation, and its permitted successors.

“Ventas Realty” means Ventas Realty, Limited Partnership, a Delaware limited partnership.

“Wholly-Owned Subsidiary” means any wholly-owned Subsidiary of the Guarantor that is not a special purpose entity.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02            Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)            Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(e)            For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or the Personal Property Security Act shall include publication under the Civil Code of Québec and all references to releasing or terminating any Lien shall be deemed to include a release, discharge and mainlevée of a hypothec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall include “holding title on behalf of an owner as mandatory or prête-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies”, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract”, (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively, and (z) “foreclosure” shall include “the exercise of a hypothecary right”.

1.03            Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Annual Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried in accordance with GAAP, excluding the effects of FASB ASC 825 on financial liabilities.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Annual Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)            Pro Forma Basis. Determinations of compliance with the financial covenants hereunder shall be made on a Pro Forma Basis.

1.04            Rounding.

Any financial ratios required to be maintained by the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05            Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06            Interest Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article II.

THE COMMITMENTS AND BORROWINGS

2.01            Commitments.

(a)            [Reserved].

(b)            Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower on the Closing Date in Dollars in an amount not to exceed such Term Lender’s Commitment. Any Term Loans repaid or prepaid may not be reborrowed. On and after the Second Amendment Effective Date, Term Loans may be Base Rate Loans, Daily SOFR Loans or Term SOFR Loans, as further provided herein. Notwithstanding anything to the contrary contained herein, each Term Lender may, at its option, fulfill its obligations to make any Term Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            Delayed Draw Term Loans. Subject to the terms and conditions set forth herein, each Delayed Draw Term Lender severally agrees to make up to four (4) Delayed Draw Term Loans to the Borrower from time to time on any Business Day on or prior to the Delayed Draw Termination Date in Dollars in an aggregate principal amount for all such Delayed Draw Term Borrowings not to exceed such Delayed Draw Term Lender’s Delayed Draw Term Commitment. Each Delayed Draw Term Borrowing shall consist of Delayed Draw Term Loans made simultaneously by the Delayed Draw Term Lenders in accordance with their respective Applicable Percentage of the Delayed Draw Term Facility. Any Delayed Draw Term Loans repaid or prepaid may not be reborrowed. Delayed Draw Term Loans may be Base Rate Loans, Daily SOFR Loans or Term SOFR Loans, as further provided herein. Notwithstanding anything to the contrary contained herein, each Delayed Draw Term Lender may, at its option, fulfill its obligations to make any Delayed Draw Term Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

2.02            Borrowings, Conversions and Continuations of Loans.

(a)            Each Borrowing, each conversion of Loans from one Type to ~~the other~~another, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 12:00 Noon (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Daily SOFR Loans or Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or Daily SOFR Loans or any conversion of Base Rate Loans to Daily SOFR Loans or Daily SOFR Loans to Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Daily SOFR Loans or Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to ~~the other~~another, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type and Class of Loans to be borrowed or continued or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice with respect to a Borrowing or if the Borrower fails to give a timely notice requesting a conversion or continuation of a Borrowing, then the applicable Loans shall be made as, or continued as Term SOFR Loans with an Interest Period of one month. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any continuation of Term SOFR Loans described in the preceding subsection. In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)            Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Term SOFR Loans if the Administrative Agent has notified the Borrower that the Required Lenders have determined that such a request, continuation or conversion is not appropriate, and the Required Lenders may require that any or all of the then outstanding Term SOFR Loans be prepaid or converted into Base Rate Loans.

(d)            The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)            After giving effect to all Borrowings, all conversions of Loans from one Type to ~~the other~~another, and all continuations of Loans as the same Type, there shall not be more than ~~eight~~twelve (~~8~~12) Interest Periods in effect with respect to all Loans.

(f)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g)            With respect to any of SOFR ~~or~~, Daily Simple SOFR, Term SOFR or any Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03            [Reserved].

2.04            [Reserved].

2.05            [Reserved].

2.06            Prepayments.

The Borrower may, upon notice by the Borrower to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans and Daily SOFR Loans; (ii) any prepayment of Term SOFR Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of ~~Loans that are~~ Base Rate Loans or Daily SOFR Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Facility and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied. Any prepayment of ~~Loans that are~~a Term SOFR ~~Loans~~Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each prepayment made pursuant to this clause (a) shall be made ratably among the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of the applicable Facility.

2.07            Termination or Reduction of Commitments.

(a)            Notwithstanding anything to the contrary contained herein, immediately after the funding of the ~~Term Loans on the Closing Date, the Commitments~~Incremental Term Increase occurring on the Second Amendment Effective Date, any Term Commitments provided with respect to such Incremental Term Increase shall be automatically and permanently reduced to zero.

(b)            The Delayed Draw Term Commitments shall be automatically and permanently reduced (x) by the aggregate principal amount of the Delayed Draw Term Loans made by the Delayed Draw Term Loan Lenders on each date of a Delayed Draw Term Borrowing and (y) to zero on the Delayed Draw Termination Date.

(c)            In addition, prior to the Delayed Draw Termination Date, the Borrower may, upon notice to the Administrative Agent, from time to time terminate (in whole or in part) the unfunded portion of the Delayed Draw Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. five Business Days prior to the date of termination, and (ii) any such partial termination shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Delayed Draw Term Lenders of any such termination or reduction of the Delayed Draw Term Commitments. Any reduction of the Delayed Draw Term Commitments shall be applied to the Delayed Draw Term Commitment of each Delayed Draw Term Lender according to its Applicable Percentage. All fees in respect of the Delayed Draw Term Facility accrued until the effective date of any such termination or reduction of the Delayed Draw Term Facility shall be paid on the effective date of such termination.

2.08            Repayment.

(a)            [Reserved].

(b)            ~~[Reserved].~~The Borrower shall repay the Outstanding Amount of each Delayed Draw Term Loan on the Delayed Draw Term Maturity Date, unless accelerated sooner pursuant to Section 8.02, together with accrued but unpaid interest, fees and all other sums with respect thereto.

(c)            The Borrower shall repay the Outstanding Amount of each Term Loan on the Term Maturity Date, unless accelerated sooner pursuant to Section 8.02, together with accrued but unpaid interest, fees and all other sums with respect thereto.

(d)            The Borrower shall repay to the Lenders holding Loans of any Incremental Term Loan Facility on the Maturity Date for such Incremental Term Loan Facility the aggregate principal amount of all Loans of such Incremental Term Loan Facility outstanding on such date, unless accelerated sooner pursuant to Section 8.02, together with accrued but unpaid interest, fees and all other sums with respect thereto.

2.09            Interest.

(a)            Applicable Interest. Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; ~~and~~ (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate.

(b)            Default Interest.

(i)            If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)            Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)            Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest Payment Date. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10            Fees.

(a)            DDTL Facility Unused Fees. The Borrower shall pay to the Administrative Agent for the account of each Delayed Draw Term Lender in accordance with its Applicable Percentage of the Delayed Draw Term Facility, a per annum unused line fee equal to 0.15% times the aggregate Delayed Draw Term Commitments at such time1, subject to adjustment as provided in Section 2.18. The unused line fee shall accrue at all times from the 91st day after the Second Amendment Effective Date (the “Fee Commencement Date”) through the Delayed Draw Termination Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears (calculated on a 360-day basis) on the last Business Day of each calendar quarter, commencing with the first full calendar quarter to occur after the Second Amendment Effective Date, and on the Delayed Draw Termination Date.

(b)            Other Fees. The Borrower shall pay to the Bookrunners and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, absent manifest error.

2.11            Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to Daily SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

1 NTD: Change made because to avoid double counting outstanding loans (per Section 2.07, the DDT Commitments reduce on the date of each DDT borrowing)

2.12            Evidence of Debt.

The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. Subject to the entries in the Register, which shall be controlling, the accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.13            Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Subject to the following sentence, except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Appropriate Lenders to which such payment is owed, at the ~~applicable~~ Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Appropriate Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a date other than a Business Day, such due date shall be extended to the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)      (i)      Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans or Daily SOFR Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Daily SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the Loans constituting such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. In the event the Borrower pays such amount to the Administrative Agent, then such amount shall reduce the principal amount of such Borrowing. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender in ~~immediately available funds~~Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Appropriate Lender to make any Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.14            Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or such other amounts owing them, as applicable, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.15            [Reserved].

2.16            Increase in Facilities.

(a)            Request for Increase. At any time prior to the applicable Maturity Date, upon written notice to the Administrative Agent by the Borrower, the Borrower shall have the right to ~~request an~~ increase ~~in~~ the aggregate amount of the Facilities by requesting an increase in the Term Facility (each such increase, an “Incremental Term Increase”), requesting an increase in the Delayed Draw Term Facility (an “Incremental DDTL Increase”) and/or establishing a new (or increasing an existing) tranche of pari passu term loans (which may be in the form of a delayed draw term loan facility) (each an “Incremental Term Loan Facility”; each Incremental Term Loan Facility ~~and~~, Incremental Term Increase and Incremental DDTL Increase are collectively referred to as “Incremental Facilities”) to an amount not exceeding $~~1,250,000,000~~1,750,000,000 in the aggregate after giving effect to all such Incremental Facilities; provided that (i) each Incremental Facility must be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such other amounts as are agreed to by the Borrower and the Administrative Agent), (ii) each (x) Incremental Term Increase shall be on the same terms (including maturity date) as the Term Facility ~~and each~~, (y)  Incremental DDTL Increase shall be on the same terms (including maturity date) as the Delayed Draw Term Facility, and (z) increase of an existing Incremental Term Loan Facility shall be on the same terms (including maturity date) as such existing Incremental Term Loan Facility, and (iii) the terms and conditions of each newly established Incremental Term Loan Facility shall, subject to clause (i) of the second proviso to Section 10.01, be on terms agreed to by the Borrower and the Lenders providing such Incremental Term Loan Facility and, if the terms of such Incremental Term Loan Facility (other than final maturity) are not the same as the terms of the Term Facility, the Delayed Draw Term Facility or a then existing Incremental Term Loan Facility, the operational, technical and administrative provisions of such Incremental Term Loan Facility shall be on terms reasonably acceptable to the Administrative Agent. The Borrower may approach any Lender or any Person that meets the requirements to be an Eligible Assignee to provide all or a portion of the requested increase; provided that (x) any Lender offered or approached to provide all or a portion of the requested increase may elect or decline, in its sole discretion, to provide all or a portion of such increase, (y) no Person approached shall become a Lender without the written consent of the Administrative Agent if required pursuant to Section 10.06(b) and (z) the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any portion of a requested increase. Neither the Arrangers, the Bookrunners nor the Administrative Agent shall have any responsibility for arranging any such Incremental Facility without their prior written consent.

(b)            Elections to Increase. Each Lender and each other Person approached to provide all or a portion of an increase shall notify the Administrative Agent whether or not it agrees to participate in the requested Incremental Facility and, if so, whether by an amount equal to, greater than, or less than the portion of the requested Incremental Facility offered to it. Any Person providing any portion of the requested increase that is not an existing Lender shall become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).

(c)            [reserved].

(d)            Effective Date and Allocations. If ~~the Term~~Incremental Facility is ~~increased or term loans shall be made under any Incremental Term Loan Facility, as applicable,~~to be effected in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of ~~any~~ such Incremental Facility. The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the final allocation of such Incremental Facility and the Increase Effective Date.

(e)            Conditions to Effectiveness of Increase. As a condition precedent to each Incremental Facility, each of the following requirements shall be satisfied on or prior to the applicable Increase Effective Date:

(i)            the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by each of the Credit Parties approving or consenting to such Incremental Facility (or certifying that, as of such Increase Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (if such resolutions included approval to increase the aggregate Facilities to an amount at least equal to the amount of the aggregate Facilities after giving effect to the increase requested to be effected on such Increase Effective Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption), and (y) certifying that as of the Increase Effective Date, both before and after giving effect to such Incremental Facility (including, all Borrowings to occur on such Increase Effective Date and the use of proceeds thereof), (1) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (or, in the case of Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) on and as of the Increase Effective Date (other than the representations in Section 5.05(c) and Section 5.18, which shall be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (2) no Default exists;

(ii)            the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Borrower and each Eligible Assignee, if any, that is becoming a Lender in connection with such Incremental Facility, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent and (y) written confirmation from each existing Lender, if any, participating in such Incremental Facility of the amount by which its applicable Commitments and/or Loans will be increased;

(iii)            upon the reasonable request of any Lender made at least ten (10) days prior to the applicable Increase Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” rules and regulations and Anti-Money Laundering Law, including the Patriot Act, in each case at least five (5) days prior to the applicable Increase Effective Date;

(iv)            to the extent that the Borrower or Ventas qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to each Lender that is proposing to participate in such Incremental Facility and so requests, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower and Ventas at least five (5) days prior to the applicable Increase Effective Date;

(v)            the Borrower shall provide a Note to any new Lender joining on the Increase Effective Date or to any Lender participating in a new Incremental Term Loan Facility, if requested;

(vi)            if requested by the Administrative Agent or any Lender participating in such Incremental Facility, the Administrative Agent shall have received a favorable opinion of counsel (which counsel shall be reasonably acceptable to Administrative Agent), addressed to Administrative Agent and each Lender, as to such customary matters concerning the increase in the aggregate amount of the Facilities as Administrative Agent may reasonably request;

(vii)            all fees and expenses required to be paid in connection with the Incremental Facility on or prior to the Increase Effective Date shall have been paid;

(viii)            the Borrower shall have delivered or caused to be delivered such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders providing such Incremental Facility reasonably may require; and

(ix)            such other conditions of the Lenders providing such Incremental Facility shall be satisfied or waived and the Administrative Agent shall have received confirmation thereof from each such Lender.

(f)            Settlement Procedures. On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (e) of this Section 2.16, the Administrative Agent shall notify the Lenders of the occurrence of the Incremental Facility effected on such Increase Effective Date and each participating Lender shall, upon satisfaction or waiver of the applicable conditions set forth in Section 4.02, make a term loan to the Borrower equal to its allocated portion of such Incremental Facility~~.~~; provided that in the case of an Incremental DDTL Increase effected prior to the Delayed Draw Termination Date, each Delayed Draw Term Lender that is participating in such Incremental DDTL Increase shall make a Delayed Draw Term Loan, the proceeds of which will be used to prepay the Delayed Draw Term Loans of the Delayed Draw Term Lenders not participating in such Incremental DDTL, so that, after giving effect thereto, the Delayed Draw Term Loans outstanding are held by the Delayed Draw Term Lenders pro rata based on their Delayed Draw Term Commitments after giving effect to such Incremental DDTL Increase. If there is a new borrowing of Delayed Draw Term Loans on such Increase Effective Date, the Delayed Draw Term Lenders after giving effect to such Incremental DDTL Increase shall make such Delayed Draw Term Loans in accordance with Section 2.01(c).

(g)            Conflicting Provisions. This Section 2.16 shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.

(h)            Amendments. In the case of an Incremental Term Loan Facility, this Agreement and the other Loan Documents may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16 with the consent of the Administrative Agent, each Lender providing such Incremental Term Loan Facility, the Guarantor and the Borrower, to give effect to or to evidence the terms of such Incremental Term Loan Facility.

(i)            Equal and Ratable Benefit. The Loans and Incremental Facilities established pursuant to this Section 2.16 shall constitute Loans and Obligations under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, shall be pari passu in right of payment, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty.

2.17            [Reserved].

2.18            Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Article III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01            Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the Borrower, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(i)            If any Credit Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) of Indemnified Taxes or Other Taxes the Administrative Agent, the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(ii)            If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes~~, including both U.S. federal backup withholding and other U.S. federal withholding taxes~~, from any payment, then (A) the relevant Credit Party or the Administrative Agent~~, as appropriate,~~  as required by such Laws, shall withhold or make such deductions as are determined by ~~the Administrative Agent~~it to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the relevant Credit Party or the Administrative Agent, ~~as appropriate, as~~to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Credit Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) of Indemnified Taxes or Other Taxes the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)            Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law or, at the option of the Administrative Agent, timely reimburse it for the payment thereof.

(c)            Tax Indemnification.

(i)            Without limiting the provisions of subsection (a) or (b) above, each Credit Party shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, to the extent such Indemnified Taxes or Other Taxes are payable in respect of any payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document or otherwise with respect to any Loan Document or activities related thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Credit Parties shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)            Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof, within ten (10) Business Days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document ~~or otherwise payable by the Administrative Agent to the Lender from any other source~~ against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all other Obligations.

(d)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            Status of Lenders; Tax Documentation.

(i)            Each Recipient shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Borrower hereunder or under any other Loan Document are subject to withholding Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Recipient’s entitlement to any available exemption from, or reduction of, applicable withholding Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding the previous sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that ~~a~~the Borrower is a U.S. Person:

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax; ~~and~~

(B)            each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, whichever of the following is applicable:

(I)            duly completed executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)            duly completed executed copies of IRS Form W-8ECI,

(III)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable),

(IV)            to the extent a Foreign Lender is not the beneficial owner of payments made under any Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner, or

(V)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such documentation prescribed by applicable Law or reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender are subject to withholding tax under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (V), “FATCA” shall include any amendments made to FATCA after the date of this Agreement~~.~~;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in withholding tax duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            each Recipient shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law or reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Recipient are subject to withholding tax under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            Each Recipient shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Law of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)            ~~(iii)~~ Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which the Credit Parties have paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Parties, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Credit Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent or any Lender be required to pay any amount to a Credit Party pursuant to this subsection the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02            Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to ~~perform any of its obligations hereunder or~~ make, maintain or fund ~~or charge interest with respect to any Loan or to determine or charge interest rates based upon~~Loans whose interest is determined by reference to Daily Simple SOFR, SOFR or Term SOFR, then upon notice thereof by such Lender to the Borrower (through the Administrative Agent~~, which notice shall be withdrawn whenever such circumstances no longer exist~~), (a) any obligation of such Lender to make or ~~continue~~maintain Daily SOFR Loans, to make or maintain Term SOFR Loans or to convert Base Rate Loans or Term SOFR Loans to Daily SOFR Loans or convert Base Rate Loans or Daily SOFR Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03            Inability to Determine Rates; Replacement of Term SOFR and SOFR or Successor Rate.

(a)            Inability to Determine Rates. If in connection with any request for a Daily SOFR Loan or a Term SOFR Loan ~~or~~, a conversion of a Base Rate Loan or a Term SOFR Loan to a Daily SOFR Loan, a conversion of a Base Rate Loan or a Daily SOFR Loan to a Term SOFR Loan or a continuation of a Term SOFR Loan, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date have occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or for determining Daily Simple SOFR for any determination date with respect to an existing or proposed Daily SOFR Loan or (ii) the Administrative Agent or the Required Lenders determine for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or Daily Simple SOFR with respect to an existing or proposed Daily SOFR Loan, as the case may be, does not adequately and fairly reflect the cost to such Lenders of funding such ~~Term SOFR~~ Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

~~(a)~~ Thereafter, (x) the obligation of the Lenders to make or maintain Daily SOFR Loans and/or Term SOFR Loans or to convert Base Rate Loans or Term SOFR Loans to Daily SOFR Loans or to convert Base Rate Loans or Daily SOFR Loans to Term SOFR Loans shall be suspended (to the extent of the affected Daily SOFR Loans, Term SOFR Loans ~~or~~, Interest Periods or determination dates), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to Daily SOFR Loans, or borrowing of, conversion to, or continuation of Term SOFR Loans (to the extent of the affected Daily SOFR Loans, Term SOFR Loans ~~or~~, Interest Periods or determination dates) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Daily SOFR Loans or Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately, in the case of Daily SOFR Loans, or at the end of ~~their respective~~the applicable Interest Period, in the case of Term SOFR Loans.

(b)            Replacement of Term SOFR and SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining both SOFR and one month, three month and six month interest periods of Term SOFR, including, without limitation, because SOFR or the Term SOFR Screen Rate, as applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            ~~CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity,~~the Applicable Authority has made a public statement identifying a specific date after which SOFR and one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate, as applicable, shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there ~~is~~are no successor ~~administrator~~administrators that ~~is~~are satisfactory to the Administrative Agent, that will continue to provide SOFR or such interest periods of Term SOFR, as applicable, after such specific date (the latest date on which SOFR or one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

~~then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).~~

~~If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.~~

~~Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (ii)~~or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR and/or Term SOFR or any then current Successor Rate in accordance with this Section 3.03 ~~at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable,~~ with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark~~, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated~~. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)            Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

3.04            Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)            subject any Lender to any Taxes of any kind whatsoever with respect to this Agreement or any Daily SOFR Loan or Term SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b), (c) and (d) of the definition of Excluded Taxes and (C) Connection Income Taxes);

(iii)            impose on any Lender or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to Term SOFR or Daily Simple SOFR (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the ~~Commitment~~Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. The Borrower shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lender and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the basis for and calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower, in detail sufficient to enable the Borrower to verify the computation thereof, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Any amounts requested to be payable pursuant to this Section 3.04 shall be requested in good faith (and not on an arbitrary and capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of factors as such Lender then reasonably determines to be relevant.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05            Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than loss of anticipated profits) incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan on the date or in the amount notified by the Borrower; or

(c)            any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13.

The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06            Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07            Survival.

All of the Borrower’s obligations under this Article III shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Facilities, repayment, satisfaction or discharge of all other Obligations hereunder and resignation of the Administrative Agent.

Article IV.

CONDITIONS PRECEDENT TO BORROWINGS

4.01            Conditions of Initial Borrowing.

The effectiveness of this Agreement and the obligation of each Lender to make its initial Loans hereunder on the Closing Date are subject to satisfaction or waiver of the following conditions precedent:

(a)            The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)            executed counterparts of this Agreement, executed and delivered by the Administrative Agent, the Borrower, the Guarantor and each Lender listed on Schedule 2.01;

(ii)            a Term Note executed by the Borrower in favor of each Term Lender requesting a Term Note;

(iii)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iv)            such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in its state of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)            (A) favorable opinions of Davis Polk & Wardwell LLP, counsel to the Credit Parties, addressed to the Administrative Agent and each Lender and (B) favorable opinions of in-house counsel to Ventas, addressed to the Administrative Agent and each Lender;

(vi)            a certificate signed by a Responsible Officer certifying (A) that the conditions specified in Section 4.02(a) and (b) have been satisfied; (B) the current Debt Ratings; and (C) that, as of the date of the Closing Date, the Borrower is in pro forma compliance with the financial covenants contained in Section 7.10 (and attaching the computations in reasonable detail satisfactory to the Administrative Agent); and

(vii)            evidence that, substantially concurrently with the Closing Date, all Indebtedness and other obligations under or in connection with the Existing Term Loan Agreement (including without limitation all unpaid principal, interest, fees, expenses and other amounts owing thereunder or in connection therewith) will be repaid in full and all commitments to lend thereunder will be terminated.

(b)          Any fees required to be paid by the Borrower on or prior to the Closing Date pursuant to the Loan Documents and all expenses required to be reimbursed by the Borrower on or prior to the Closing Date pursuant to the Loan Documents shall have been paid, provided that invoices (which invoice may be in summary form) for such expenses have been presented to the Borrower a reasonable period of time (and in any event not less than two (2) Business Days) prior to the Closing Date (including, unless waived by the Administrative Agent, all reasonable, documented, out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent)).

(c)           Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” rules and regulations and Anti-Money Laundering Law, including the Patriot Act, in each case at least five (5) days prior to the Closing Date.

(d)          To the extent the Borrower or Ventas qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to each Lender that so requests, in a form reasonably acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower and Ventas at least five (5) days prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, (i) this Agreement and each other document to which it is a party or which it has reviewed or (ii) any other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The Lenders that are also party to the Existing Term Loan Agreement, comprising the “Required Lenders” as defined therein, hereby waive any requirement of notice of prepayment pursuant to Section 2.06(a) of the Existing Term Loan Agreement and waive any additional notice or other requirements that might apply to such prepayment or termination of commitments to the extent necessary to give effect to the foregoing.

4.02       Conditions to All Borrowings.

The obligation of each Lender to honor any Request for Borrowing (other than a Committed Loan Notice requesting only a conversion of Loans to ~~the other~~another Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Credit Parties contained in Article V or any other Loan Document, or which are contained in any document required to be furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) on and as of the date of such Borrowing (other than the representations in Section 5.05(c) and Section 5.18, which shall be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)          No Default shall exist on the date of such Borrowing, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)           The Administrative Agent shall have received a Request for Borrowing in accordance with the requirements hereof.

Each Request for a Borrowing (other than a Committed Loan Notice requesting only a conversion of Loans to ~~the other~~another Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

Article V.

REPRESENTATIONS AND WARRANTIES

The Credit Parties represent and warrant to the Administrative Agent and the Lenders that:

5.01       Existence, Qualification and Power.

Each Credit Party and its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified to do business and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; except in each case referred to in clause (a) (solely as to Subsidiaries that are not the Borrower), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02       Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of such Credit Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Credit Party is party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment could not reasonably be expected to have a Material Adverse Effect.

5.03       Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Credit Parties of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained.

5.04       Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Credit Parties party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Credit Parties party thereto, enforceable against such Credit Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Annual Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Guarantor and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

(b)          The unaudited consolidated balance sheet of the Consolidated Group dated ~~March 31, 2022~~September 30, 2025 and the related unaudited consolidated statements of income or operations, equity and cash flows for the fiscal quarter ended on such date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein or as otherwise permitted pursuant to Section 1.03, (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Guarantor and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

(c)           Since the date of the Annual Financial Statements, there has been no event or condition, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.

There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Credit Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against a Credit Party or any Subsidiary or against any of their properties or revenues that (a) affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as to which there is a reasonable possibility of an adverse determination, and, if so adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07        [Reserved].

5.08        Ownership of Property and Valid Leasehold Interests; Liens.

(a)           Each of the Credit Parties and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or valid leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          The property of the Credit Parties and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09        Environmental Compliance.

There are no existing violations of Environmental Laws by a Credit Party or any Subsidiary or claims against a Credit Party or any Subsidiary alleging potential liability under, or responsibility for the violation of, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.

The Credit Parties and their Subsidiaries maintain or require the tenants or managers of their owned properties to maintain insurance with respect to their owned properties with insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried under similar circumstances by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties or the applicable Subsidiary operates.

5.11        Taxes.

The Credit Parties and their Subsidiaries have timely filed all ~~federal~~Federal, state and other material tax returns and reports required to be filed, and have timely paid all ~~federal~~Federal, state and other material Taxes, levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, or except where the failure to take any of the foregoing actions could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Credit Parties, there is no proposed tax assessment against any Credit Party or any Subsidiary (other than an assessment being contested in good faith by such Credit Party or such Subsidiary through appropriate proceedings diligently conducted and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person) that would, if made, have a Material Adverse Effect.

5.12        ERISA Compliance.

Except as has not resulted in, or would not reasonably be expected to have, a Material Adverse Effect:~~.~~

(a)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other ~~federal~~Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred that could reasonably be expected to prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)          There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)           (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under ~~Sections~~Section 4201 ~~or 4243~~ of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d)          Neither the Borrower nor ~~any~~the Guarantor is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

5.13        Margin Regulations; Investment Company Act; REIT Status.

(a)           No Credit Party is engaged nor will any Credit Party engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)          No Credit Party is, nor is any Credit Party required to be, registered as an “investment company” under the Investment Company Act of 1940.

(c)          The Guarantor qualifies as a REIT.

5.14        Disclosure.

No report, financial statement, certificate or other information, in each case, furnished in writing by or on behalf of any Credit Party or any Subsidiary to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains, as of the date of delivery of such report, financial statement, certificate or other information, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, it is understood the Credit Parties make no representation or warranty with respect to any general economic or specific industry information, any projections, pro forma financial information, financial estimates, forecasts and forward-looking information, except that, with respect to projected financial information concerning the Credit Parties and their Subsidiaries furnished in writing by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared. It is further understood that (i) any projected financial information furnished to the Administrative Agent or any Lender is not to be viewed as fact, is not a guarantee of future performance and is subject to significant uncertainties and contingencies, many of which are beyond the Credit Parties’ control, (ii) no assurance is given by the Credit Parties that such projections will be realized and (iii) actual results may differ materially from such projections.

5.15       Compliance with Laws.

Each of the Credit Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.16       Sanctions Concerns.

No Credit Party, nor any Subsidiary or any of their respective directors or officers, nor~~,~~  to the knowledge of the Guarantor or any of its Subsidiaries based on their reasonable diligence, any ~~director, officer,~~ employee, agent, Affiliate or representative of any ~~thereof~~Credit Party or Subsidiary, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, HMT’s Consolidated List of Financial Sanctions Targets, and the Investment Ban List or any similar list enforced by any other relevant sanctions authority with jurisdiction over any Credit Party or (c) located, organized or resident, as applicable, in a Designated Jurisdiction. Each Credit Party and their Subsidiaries are in compliance with all applicable Sanctions in all material respects and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with Sanctions in all material respects.

5.17        Use of Proceeds.

The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.11. No proceeds of the Loans hereunder will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders (or other equity owners), as appropriate, of such other Person has approved such acquisition.

5.18        Solvency.

Immediately after giving effect to the Borrowing made on the Closing Date, (a) the fair value of the assets of the Credit Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Credit Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) no Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

5.19        Taxpayer Identification Number.

Each Credit Party’s true and correct U.S. taxpayer identification number, if any, is set forth on Schedule 5.19.

5.20        Affected Financial Institutions.

No Credit Party is an Affected Financial Institution.

5.21        Anti-Money Laundering; Anti-Corruption Laws.

(a)           Each Credit Party, its Subsidiaries and, to the knowledge of the chief executive officer, chief financial officer or general counsel of the Guarantor, each director, officer or employee thereof, are in compliance with all applicable Anti-Money Laundering Law, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)          To the knowledge of the Guarantor and its Subsidiaries based on their reasonable diligence, each Credit Party and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

5.22       Beneficial Ownership.

As of the Closing Date and each Increase Effective Date, the information included in any Beneficial Ownership Certification delivered to the Administrative Agent and/or any Lender in connection with this Agreement or pursuant to Section 4.01(d) or Section 2.16(e)(iv), as applicable, is true and correct in all respects.

Article VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Credit Party shall (or, solely in the case of the covenant set forth in Section 6.12, the Guarantor shall), and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12) cause each Subsidiary to:

6.01        Financial Statements.

Deliver to the Administrative Agent (for distribution to each Lender):

(a)           as soon as available, but in any event within five (5) Business Days following the date the Guarantor is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal year ~~ending~~ended December 31, ~~2022~~2025), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws; and

(b)          as soon as available, but in any event within five (5) Business Days following the date the Guarantor is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal quarter ending ~~June 30~~March 31, ~~2022~~2026), an unaudited consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Guarantor’s fiscal year then ended, and the related unaudited statements of stockholders’ equity and cash flows for the portion of the Guarantor’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, as applicable, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Guarantor as fairly presenting the financial condition, results of operations, equity and cash flows of the Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Credit Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Credit Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02       Certificates; Other Information.

Deliver to the Administrative Agent (for distribution to each Lender):

(a)           within five (5) days of delivery of the financial statements referred to in Sections 6.01(a) and (b) (including any such delivery in accordance with the next to last paragraph of this Section 6.02) (commencing with the delivery of the financial statements for the fiscal ~~quarter ending June 30, 2022~~year ended December 31, 2025), a duly completed Compliance Certificate signed by a Responsible Officer of the Guarantor;

(b)          promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of the Guarantor by independent accountants in connection with an audit of the accounts of the Guarantor (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Guarantor, and copies of all annual, regular, periodic and special reports and registration statements that the Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)          promptly, and in any event within five (5) Business Days after receipt thereof by the Guarantor or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of the Guarantor or any Subsidiary thereof;

(e)           promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” rules and regulations and Anti-Money Laundering Law, including the Patriot Act and the Beneficial Ownership Regulation (in the case of the Beneficial Ownership Regulation, to the extent the Borrower or Ventas qualifies as a “legal entity customer” under such regulations); and

(f)            promptly, such additional information regarding the business, financial or corporate affairs of the Guarantor or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Guarantor posts such documents, or provides a link thereto, on the Guarantor’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail), which shall notify each Lender, of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

The Credit Parties hereby acknowledge that (a) the Administrative Agent, the Bookrunners and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ~~Clear Par~~ClearPar or a similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel that do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Credit Parties hereby agree that so long as any Credit Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, the Bookrunners, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States ~~federal~~Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07) (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent, the Bookrunners and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” or that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Credit Parties shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03       Notices.

Promptly following knowledge thereof by a Responsible Officer, notify the Administrative Agent (which shall notify each Lender) of:

(a)           the occurrence of any Default;

(b)          any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)           the information set forth in Section 6.13 at the times required therein;

(d)          [reserved]; and

(e)           any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04       Payment of Taxes.

Pay and discharge as the same shall become due and payable, all of its ~~federal~~Federal, state and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, in each case in this Section 6.04 except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05       Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 7.04, or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)           take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.

(a)           Maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)           make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07        Maintenance of Insurance.

Maintain or use reasonable efforts to cause the tenants under all leases to which it is a party as landlord or the manager of its properties to maintain insurance with respect to its owned properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (including with respect to any captive insurance subsidiary or self-insurance, a system or systems of self-insurance and reinsurance which accords with the practices of similar businesses).

6.08        Compliance with Laws.

Comply in all material respects with the requirements of all Laws (including, without limitation, Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Credit Party or Subsidiary, as the case may be.

6.10        Inspection Rights.

Subject to (x) rights of tenants, (y) applicable health and safety laws, and (z) except to the extent disclosure could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law, permit representatives and independent contractors of the Administrative Agent and each Lender (in each case of a Lender, coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Guarantor and Borrower shall have the right to participate in any such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) absent an Event of Default, the Credit Parties shall only be required to pay for one such visit and inspection in any twelve (12) month period and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11        Use of Proceeds.

Use proceeds from the Loans (a) to refinance existing Indebtedness and (b) for working capital, capital expenditures, and other general corporate purposes, including Investments permitted by Section 7.02, dividends and distributions, and acquisitions and developments, not in contravention of any of the Loan Documents or any applicable Law.

6.12        REIT Status.

Maintain Ventas’ status as a REIT under the Code.

6.13        Employee Benefits.

(a)           Comply with the applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent (x) within five (5) Business Days after any Responsible Officer or any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of Ventas Realty or any of its ERISA Affiliates in an aggregate amount exceeding the Threshold Amount or the imposition of a Lien, a statement setting forth details as to such ERISA Event and the action, if any, that Ventas Realty or ERISA Affiliate proposes to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Ventas Realty or any ERISA Affiliate with the IRS with respect to each Pension Plan; (2) the most recent actuarial valuation report for each Pension Plan; (3) all notices received by Ventas Realty or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (4) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request.

6.14        Anti-Corruption Laws; Sanctions.

Conduct its businesses in compliance ~~(a)~~ in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption ~~legislation~~laws in other jurisdictions and ~~(b)~~ with all applicable Sanctions, and maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and Sanctions in all material respects ~~with such laws and Sanctions~~.

Article VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Credit Party shall not, nor shall it permit any Subsidiary (except that Section 7.09 shall apply only to Wholly-Owned Subsidiaries) to, directly or indirectly:

7.01        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens securing Indebtedness permitted under Section 7.03;

(c)           Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(d)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(e)           pledges or deposits or other Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure statutory obligations, other than any Lien imposed by ERISA;

(f)            Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;

(g)          the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;

(h)           Liens on property where such Credit Party or Subsidiary is insured against such Liens by title insurance;

(i)            Liens on property acquired by a Credit Party or any Subsidiary after the date hereof and that are in place at the time such properties are so acquired and not created in contemplation of such acquisition;

(j)            Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(k)            Liens securing assessment bonds, so long as such Credit Party or Subsidiary is not in default under the terms thereof;

(l)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(m)          easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(n)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(o)           Liens solely on any cash earnest money deposits made by a Credit Party or any Subsidiary in connection with any letter of intent or purchase agreement;

(p)           assignments to a reverse Section 1031 exchange trust;

(q)           licenses of intellectual property granted in the ordinary course of business;

(r)           Liens on assets of a Credit Party or any Subsidiary securing obligations under Swap Contracts;

(s)           precautionary UCC filings in respect of operating leases; and

(t)            any movable hypothec in favor of lessors, provided that such movable hypothec charges only the corporeal movable property of any of the Credit Parties or of any Subsidiary thereof situated in premises located in the Province of Québec and leased to any one of them and secures only the obligations under the relevant lease.

7.02        Investments.

Make or allow Investments consisting of:

(a)           unimproved land holdings and construction in progress to exceed, in the aggregate, for all Investments under this clause (a) at any one time outstanding, thirty-five percent (35%) of Consolidated Gross Asset Value; and

(b)          Investments in Joint Ventures to exceed, in the aggregate, for all Investments under this clause (b) at any one time outstanding, twenty-five percent (25%) of Consolidated Gross Asset Value.

For purposes of this Section 7.02, the aggregate Investment in Joint Ventures will be valued at book value as shown on the consolidated balance sheet of the Guarantor, as determined in accordance with GAAP.

7.03        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents; and

(b)           other Indebtedness; provided that (i) at the time of the incurrence of such Indebtedness and after giving effect thereto (including any Liens associated therewith) no Event of Default has occurred and is continuing or would result therefrom and (ii) with respect to obligations of a Credit Party in respect of Swap Contracts, such Swap Contracts shall be entered into in order to manage existing or anticipated risk and not for speculative purposes.

7.04        Fundamental Changes.

Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:

(a)           any Person (other than the Borrower) may merge with or into the Guarantor in a transaction in which the Guarantor shall be the continuing or surviving Person;

(b)          any Person (other than the Guarantor) may merge with or into, consolidate with or amalgamate with the Borrower in a transaction in which the Borrower shall be the continuing or surviving Person;

(c)           any Person may merge with or into, consolidate with or amalgamate with any Subsidiary (other than the Borrower) in a transaction in which the continuing or surviving Person shall be a Subsidiary;

(d)           any Subsidiary (other than the Borrower) may merge with or into, consolidate with or amalgamate with any Person in order to consummate an Investment permitted by Section 7.02 or a Disposition;

(e)           any Subsidiary (other than the Borrower) may merge into the Guarantor or any other Subsidiary; and

(f)            any Subsidiary may liquidate or dissolve if the Credit Parties determine in good faith that such liquidation or dissolution is in the best interests of the Credit Parties and is not materially disadvantageous to the Lenders.

7.05        [Reserved].

7.06        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided that,

(a)           the Guarantor and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to qualify and maintain the Guarantor’s qualification as a REIT;

(b)           the Guarantor and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to avoid the payment of ~~federal~~Federal or state income or excise tax;

(c)           so long as no Default shall have occurred and be continuing or would result therefrom, the Guarantor and each Subsidiary may purchase, redeem, retire, acquire, cancel or terminate the Guarantor’s Equity Interests so long as after giving effect thereto the Credit Parties are in compliance on a Pro Forma Basis with the requirements of Section 7.10(e);

(d)          any Subsidiary may at any time make Restricted Payments to any member of the Consolidated Group and, solely to the extent distributions to other holders of its Equity Interests are required by its Organization Documents, to such other holders of Equity Interests;

(e)           any member of the Consolidated Group may at any time declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests in such Person;

(f)           so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Guarantor and each Subsidiary may declare and pay cash dividends and other distributions and make any payment on account of any return of capital to the Guarantor’s stockholders, partners or members (or the equivalent Person thereof); and

(g)            the Guarantor and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment within sixty days after the date of declaration thereof, if on the date of declaration of such payment, such payment would have been permitted pursuant to another clause of this Section 7.06 and no Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing.

7.07        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Credit Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08        Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of a Credit Party, whether or not in the ordinary course of business, except:

(a)           transactions on fair and reasonable terms substantially as favorable to the Credit Party or such Subsidiary as would be obtainable by the Credit Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(b)           payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business;

(c)           transactions expressly permitted by this Agreement, including payments of Restricted Payments permitted by this Agreement;

(d)           transactions between or among the Guarantor, the Borrower and any Subsidiary;

(e)           transactions in the ordinary course of business that comply with the requirements of the North American Securities Administrators Association’s Statement of Policy of Real Estate Investment Trusts;

(f)            payments (whether in cash, securities or other property) by any non-Wholly-Owned Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of such Subsidiary, or on account of any return of capital to such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), in any such case, made to holders of Equity Interests in such Subsidiary (x) to the extent required pursuant to such Subsidiary’s Organization Documents or (y) to the extent such payment would have been permitted by Section 7.06 had it constituted a Restricted Payment; or

(g)          transactions with Affiliates that are expressly disclosed in the reports and other documents furnished to or filed with the SEC by the Credit Parties and that are publicly available prior to the Closing Date (together with any amendments, restatements, extensions, replacements or other modifications thereto that are not adverse to the interests of the Lenders in their capacities as such).

7.09        Sanctions; Anti-Money Laundering; Anti-Corruption.

(a)           Use any Borrowing or the proceeds of any Borrowing, or lend, contribute or otherwise make available such Borrowing or the proceeds of any Borrowing to any Person, for the purpose of funding any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, in each case except to the extent permitted for a Person ~~who is~~ required to comply with Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

(b)          Knowingly engage in any transaction, investment, undertaking or activity that ~~would result in a violation~~conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any law, regulation or other binding measure by the Organisation for Economic Cooperation and Development's Financial Action Task Force on Money Laundering (solely to the extent such organization has jurisdiction over the Credit Parties and such law, regulation or other measure is applicable to, and binding on, the Credit Parties) or violate in any material respect ~~of~~these laws or any other applicable Anti-Money Laundering Law or knowingly engage in these actions.

(c)           Use the proceeds of any Loan for any purpose which would breach in any material respect the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, ~~and~~or other applicable anti-corruption legislation in other jurisdictions.

7.10        Financial Covenants.

(a)           Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio to be greater than sixty percent (60%) as of the end of any fiscal quarter. Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Total Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the three consecutive full fiscal quarters immediately thereafter; provided that in no event shall the Consolidated Total Leverage Ratio exceed sixty five percent (65%) at any time or exceed sixty percent (60%) for more than four consecutive fiscal quarters in any consecutive five fiscal quarter period.

(b)           Consolidated Secured Debt Leverage Ratio. Permit the Consolidated Secured Debt Leverage Ratio to be greater than forty percent (40%) as of the end of any fiscal quarter.

(c)           Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the end of any fiscal quarter.

(d)           Consolidated Unsecured Leverage Ratio. Permit the Consolidated Unsecured Leverage Ratio to be greater than sixty percent (60%) as of the end of any fiscal quarter. Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Unsecured Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the three consecutive full fiscal quarters immediately thereafter; provided that in no event shall the Consolidated Unsecured Leverage Ratio exceed sixty five percent (65%) at any time or exceed sixty percent (60%) for more than four consecutive fiscal quarters in any consecutive five fiscal quarter period.

(e)           Consolidated Adjusted Net Worth. Permit the Consolidated Adjusted Net Worth to be, as of the end of any fiscal quarter, less than $13,448,207,250.

Article VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.

Any of the following shall constitute an Event of Default:

(a)           Non-Payment. The Credit Parties fail to pay in Dollars (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants. The Credit Parties or any of their Subsidiaries fail to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(b) or Section 6.05(a) (solely with respect to the Borrower or the Guarantor) or Article VII and such failure continues for five (5) Business Days or (ii) Section 6.03(a) or Section 6.03(d) and such failure continues for fifteen (15) Business Days; or

(c)           Other Defaults. The Credit Parties or any of their Subsidiaries fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the first to occur of (i) the date upon which a Responsible Officer of any Credit Party obtains knowledge of such failure or (ii) receipt by the Borrower of written notice of such failure from the Administrative Agent (which notice will be given at the request of any Lender); provided that if such failure is of such a nature that can be cured but cannot with reasonable effort be completely cured within thirty (30) days, then such thirty (30) day period shall be extended for such additional period of time (not exceeding ninety (90) additional days) as may be reasonably necessary to cure such failure so long as the Credit Parties or their Subsidiaries, as applicable, commence such cure within such thirty (30) day period and diligently prosecute same until completion; or

(d)           Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (or, in the case of the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, shall be incorrect in any respect when made or deemed made) and, with respect to any representation, warranty, certification or statement (other than the representations and warranties in Sections 5.16 and 5.22) not known by such Credit Party at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made or deemed made is not removed within thirty (30) days after the first to occur of (i) the date upon which a Responsible Officer of any Credit Party obtains knowledge thereof or (ii) receipt by the Borrower of written notice thereof from the Administrative Agent (which notice will be given at the request of any Lender); or

(e)           Cross-Default. (i) Any Credit Party or any Subsidiary (x) fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Recourse Indebtedness or (y) fails to observe or perform any other agreement or condition relating to any such Material Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, with the giving of notice if required, such Material Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require such Credit Party or Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Credit Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Credit Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Credit Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due and payable as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is assumed or repaid in full when required under the documents providing for such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any convertible debt security which is consummated in accordance with the terms of such convertible debt security, unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Swap Contract (A) not arising out of a default by any Credit Party and (B) to the extent that such Swap Termination Value owed has been paid in full by such Credit Party when due; or

(f)            Insolvency Proceedings, Etc. Any Credit Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undischarged, undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment. (i) Any Credit Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)           Judgments. There is entered against any Credit Party or any Material Subsidiary (i) a final non-appealable judgment or order that has not been discharged for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent (x) not covered by independent third-party insurance as to which the insurer does not dispute coverage or (y) for which the applicable Credit Party or Material Subsidiary has not been indemnified), or (ii) any one or more non-monetary final non-appealable judgments that have not been discharged and that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all of the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k)           Change of Control. There occurs any Change of Control.

For purposes of clauses (f), (g), and (h) above, no Event of Default shall be deemed to have occurred with respect to a Material Group unless the type of event specified therein has occurred with respect to each Subsidiary that is a member of such Material Group.

8.02        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)          declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties; and

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default with respect to any Credit Party pursuant to Section 8.01(f) or (g) or the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code or any comparable provisions of any Debtor Relief Laws, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03        Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Credit Parties or as otherwise required by Law.

Article IX.

ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise expressly set forth herein, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and none of the Credit Parties shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02        Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with a Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.

~~The~~None of the Administrative Agent ~~shall not~~, the Arrangers or the Bookrunners, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent ~~or~~, the Arrangers, or Bookrunners, as applicable, and their Related Parties:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)           shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger, any Bookrunner or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)           shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender; and

(e)            shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document or in any other document delivered hereunder or thereunder or in connection herewith or therewith, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders (and subject to the approval (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing)), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion; provided, further that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security on behalf of the Lenders until such time as a successor Administrative Agent is appointed hereunder) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent (other than such amounts then owed to the retiring Administrative Agent) shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(e) and other than such amounts then owed to the retiring (or retired) Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07        Non-Reliance on Administrative Agent, Arrangers, Bookrunners and Other Lenders.

Each Lender expressly acknowledges that none of the Administrative Agent ~~nor~~, any Arranger or any Bookrunner has made any representation or warranty to it, and that no act by the Administrative Agent ~~or~~, any Arranger or any Bookrunner hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent ~~or~~, any Arranger or any Bookrunner to any Lender as to any matter, including whether the Administrative Agent ~~or~~, any Arranger or any Bookrunner have disclosed material information in their (or their Related Parties’) possession. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Bookrunner or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08        No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Arrangers, Bookrunners, Syndication ~~Agent~~Agents, or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09       Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding under any Debtor Relief Law relative to a Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10        Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent to release the Guarantor from its obligations under the Guaranty as approved in accordance with Section 10.01(b)(iii).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release the Guarantor from its obligations under the Guaranty, pursuant to this Section 9.10.

Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any other Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

9.11        Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)             (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.12            Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in ~~immediately available funds~~Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

Article X.

MISCELLANEOUS

10.01     Amendments, Etc.

Subject to Section 2.02(g), Section 3.03 and the last two paragraphs of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Credit Parties therefrom, shall be effective unless in writing signed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and the applicable Credit Parties, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a)           only the written consent of each Lender directly affected thereby shall be required to the extent such amendment, waiver or consent shall:

(i)               extend the expiration date or increase the amount of ~~the~~any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

(ii)              postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document; ~~or~~

(iii)             reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder (including pursuant to Section 2.06) or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; or

~~(b) the written consent of each Lender shall be required to the extent such amendment, waiver or consent shall:~~

(iv)             ~~(i)~~ change Section 2.14 or Section 8.03 or any other provision hereof in a manner that would alter the ~~ratable reduction of Commitments or~~ pro rata sharing of payments required thereby, any provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments required thereby, or Section 8.03 in a manner that would alter the application of funds required thereby;

(b)           the written consent of each Lender shall be required to the extent such amendment, waiver or consent shall:

(i)               ~~(ii)~~ change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(ii)              ~~(iii)~~ release the Borrower or Guarantor from any Loan Document or, otherwise have the effect of releasing all or substantially all of the value of the Guarantees of the Obligations; or

(iii)             ~~(iv)~~ waive any condition set forth in Section 4.01(a); and

(c)            only the written consent of each Lender under the applicable Facility shall be required to the extent such amendment, waiver or consent shall change the definition of “Required Term Lenders”, “Required Delayed Draw Term Lenders” or “Required Incremental Term Loan Facility Lenders”;

(d)           only the written consent of (i) the Required Term Lenders shall be required to the extent such amendment, waiver or consent shall (x) amend, waive or otherwise modify any of the conditions precedent set forth in Section 4.02 with respect to any Term Loan ~~or~~, (y) impose any greater restriction on the ability of any Term Lender to assign any of its rights or obligations hereunder or (z) directly and materially adversely affect the rights of Term Lenders differently from the rights of Lenders holding Commitments or Loans of any other Class, (ii) the Required Delayed Draw Term Lenders shall be required to the extent such amendment, waiver or consent shall (x) amend, waive or otherwise modify any of the conditions precedent set forth in Section 4.02 with respect to any Delayed Draw Term Loan, (y) impose any greater restriction on the ability of any Delayed Draw Term Lender to assign any of its rights or obligations hereunder or (z) directly and materially adversely affect the rights of Delayed Draw Term Lenders differently from the rights of Lenders holding Commitments or Loans of any other Class, and (~~ii~~iii) the Required Incremental Term Loan Facility Lenders shall be required to the extent such amendment, waiver or consent shall (x) amend, waive or otherwise modify any of the conditions precedent set forth in Section 4.02 with respect to any Loan to be made under such Incremental Term Loan Facility ~~or~~, (y) impose any greater restriction on the ability of any Lender participating in such Incremental Term Loan Facility to assign any of its rights or obligations hereunder or (z) directly and materially adversely affect the rights of Lenders participating in such Incremental Term Loan Facility differently from the rights of Lenders holding Commitments or Loans of any other Class;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, (x) affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or (y) modify, change, waive or consent to any departure from, or have the effect of modifying, changing, waiving or consenting to any departure from, Section 3.03, any term defined in such section, any term defined in any other section or provision in this Agreement relating to Daily Simple SOFR, SOFR, Term SOFR or any Successor Rate, or any term or provision relating to the replacement of any such rate or Successor Rate; and (ii) the Engagement Letter may only be amended, and the rights or privileges thereunder may only be waived, in a writing executed by each of the parties thereto (and for the avoidance of doubt, no other parties shall have any right to approve or disapprove any such amendment, waiver or consent).

Notwithstanding the fact that the consent of all of the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Notwithstanding anything to the contrary herein,

(i)               no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender;

(ii)              the Administrative Agent and the Borrower may, with the consent of the other (but without the consent of any other Person), amend, modify or supplement any Loan Document to correct, amend or cure any ambiguity, inconsistency, omission, mistake or defect or correct any obvious error or any error or omission of an administrative or technical nature if such amendment, modification or supplement does not adversely affect the rights of, or impose additional obligations on, the Administrative Agent or any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement;

(iii)             this Agreement may be amended in connection with any Incremental Term Loan Facility, as set forth in Section 2.16(h); ~~and~~

(iv)             modifications to provisions setting forth pro rata shares of the Lenders and reallocation of pro rata payments among the Lenders that are made in connection with the establishment of Incremental Term Increases shall require the approval of only the Administrative Agent and the Lenders providing Commitments for such Incremental Term Increase so long as such payments continue to be based on each Lender’s pro rata share of all Commitments and/or Outstanding Amounts, as appropriate, in the tranches in which it participates in the Facilities~~.~~; and

(v)              this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

In addition, notwithstanding the foregoing, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more amendments or modifications to (A) allow the maturity of the Loans of the Accepting Lenders (as defined below) to be extended, (B) modify the Applicable Rate and/or fees payable with respect to the Loans of the Accepting Lenders, (C) modify any covenants or other provisions or add new covenants or provisions that are agreed between the Borrower, the Administrative Agent and the Accepting Lenders; provided that such modified or new covenants and provisions are applicable only during periods after the applicable Maturity Date that is in effect on the effective date of such Permitted Amendment, and (D) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (A), (B) and (C) of this paragraph (“Permitted Amendments”, and any amendment to this Agreement to implement Permitted Amendments, a “Loan Modification Agreement”)  pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective.  Permitted Amendments shall become effective only with respect to the Loans of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans as to which such Lender’s acceptance has been made.  The Borrower, each other Credit Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Credit Parties shall also deliver such resolutions, opinions and other documents as reasonably requested by the Administrative Agent.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that (1) upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendments evidenced thereby and only with respect to the Loans of the Accepting Lenders as to which such Lenders’ acceptance has been made, and (2) any applicable Lender who is not an Accepting Lender may be replaced by the Borrower in accordance with Section 10.13.

10.02      Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)               if to the Credit Parties or the Administrative Agent, to the address, facsimile number, email address or telephone number specified for such Person on Schedule 10.02; and

(ii)              if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Credit Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender provided pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc. Each of the Credit Parties and the Administrative Agent may change its address, telecopier number, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier number, email address or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to a Credit Party or its securities for purposes of United States federal or state securities Laws.

(e)           Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices and Committed Loan Notices and Notices of Loan Prepayment) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Section 10.02. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03     No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against a Credit Party and its Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all of the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from enforcing payments of amounts payable to such Lender pursuant to Sections 3.01, 3.04, 3.05 and 10.04 or from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party or any Subsidiary under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04      Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Bookrunners and the Arrangers (limited, in the case of legal expenses, to the reasonable fees, charges and disbursements of one counsel, and, if applicable, one local counsel in each material jurisdiction, for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, due diligence, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all documented out-of-pocket expenses incurred by the Administrative Agent and any Lender (including the fees, charges and disbursements of counsel for the Administrative Agent or any Lender; provided that reimbursement for fees, charges and disbursements of counsel will be limited to one firm of counsel for the Administrative Agent and the Lenders, taken as a whole (and, if necessary, one local counsel per applicable jurisdiction), plus in the event of an actual or potential conflict of interest among the Administrative Agent and the Lenders, where the Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for each group of similarly situated affected Persons, taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Agents and their Affiliates and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby (including, without limitation, each Lender’s agreement to make Loans or the use or intended use of the proceeds thereof) or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), including any Indemnitee’s reliance on any document (including this Agreement), amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement executed using an Electronic Signature, or in the form of an Electronic Record, that such Indemnitee reasonably believes is made by the Borrower or any other Credit Party or any other party to this Agreement or any of the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any Subsidiary, or any Environmental Liability related in any way to a Credit Party or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (x) result from a claim brought by a Credit Party against an Indemnitee for breach in bad faith or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (y) result from any litigation in which an Indemnitee and one or more Credit Parties are adverse to each other, and in which the Credit Parties prevail on their claims and the Indemnitee does not prevail on its defenses or its counterclaims interposed in such litigation and such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of any Credit Party or any Affiliate thereof and that is brought by an Indemnitee against any other Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any of the Agents in its capacity as such)~~)~~. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing and without relieving the Borrower of its obligations with respect thereto, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d)           Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, and acknowledges that no other Person shall have, any claim against any ~~Indemnitee~~Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No ~~Indemnitee referred to in subsection (b) above~~Lender-Related Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of such ~~Indemnitee’s~~Lender-Related Person’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(e)           Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor (accompanied by backup documentation to the extent available).

(f)            Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all other Obligations.

10.05     Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06     Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (except in a transaction not prohibited by Section 7.04) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of pledge or assignment or grant of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)               Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)           Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that no such processing and recordation fee shall be required in the case of an assignment by a Lender to an Affiliate of such Lender and the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)            No Assignment to a Credit Party. No such assignment shall be made to a Credit Party or any Affiliate or Subsidiary of a Credit Party.

(vi)           No Assignment to Natural Persons. No such assignment shall be made to a natural person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii)           No Assignment to Defaulting Lenders or Disqualified Institutions. No such assignment shall be made to a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (vii) or to a Disqualified Institution.

(viii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any other Credit Party, any other Lender or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Person that would not constitute an Eligible Assignee, a Defaulting Lender, a Disqualified Institution, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (a), (b) or (c) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section 10.06, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender))to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or unless such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f)            Certain Pledges. Any Lender may at any time pledge, assign or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g)            Disqualified Institutions.

(i)             The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(ii)            No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the ~~assigning~~applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (g)(ii) shall not be void, but the other provisions of this clause (g) shall apply.

(iii)          If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (ii) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A)  purchase or prepay any outstanding Loans made by such Disqualified Institution by paying the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such ~~Loan~~Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees that shall assume such obligations at the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents.

(iv)           Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by any Credit Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders or the Administrative Agent, or (z) access the Platform or any other electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(v)            The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

10.07      Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need-to-know basis to its Affiliates and its auditors and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(e) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Credit Party that the Administrative Agent, any such Lender reasonably believes is not bound by a duty of confidentiality to the Credit Parties or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Credit Parties or violating the terms of this Section 10.07, (i) to any rating agency (provided such rating agencies are advised of the confidential nature of such information and agree to keep such information confidential) ~~or~~, (j) to any actual of potential insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage or (k) as reasonably required by any Lender or other Person that would qualify as an Eligible Assignee hereunder (without giving effect to the consent required under Section 10.06(b)(iii)) providing financing to such Lender (provided such Lenders or such other Persons are advised of the confidential nature of such information and agree to keep such information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors ~~and~~, similar service providers to the lending industry ~~for use in determining league credit allocations and similar purposes limited to information regarding the closing date, size, type, purpose of and parties to, this Agreement and the other Loan Documents and may disclose the existence of this Agreement and customary information about this Agreement to~~and service providers to the ~~Administrative Agent~~Agents and the Lenders in connection with the administration of this Agreement and the other Loan Documents.

For purposes of this Section 10.07, “Information” means all information received from or on behalf of any Credit Parties or any Subsidiary relating to a Credit Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own or its other similarly situated customers’ confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

For the avoidance of doubt, nothing in this Agreement prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority, regulatory, or self-regulatory authority without any notification to any Person.

10.08      Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of a Credit Party against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Integration; Effectiveness.

This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent in connection with the Term Facility or any Incremental Term Loan Facility constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.11      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13      Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or is or becomes a Disqualified Institution, or if any Lender does not consent to any amendment or waiver of any provision hereof or of any other Loan Document for which its consent is required under Section 10.01 that has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the assignment fee specified in Section 10.06(b) shall have been paid to or waived by the Administrative Agent;

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            such assignment does not conflict with applicable Laws; and

(e)            in the case of an assignment resulting from a Lender’s refusal to consent to an amendment, waiver or consent, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 10.13 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14       Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)            SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16      No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Credit Parties acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Credit Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Lender nor any Arranger has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent, any Lender nor any Arranger has any obligation to disclose any of such interests to the Credit Parties or their Affiliates. Each Credit Party agrees that it will not claim that any of the Administrative Agent, the Lenders or the Arrangers has rendered advisory services of any nature, or owes a fiduciary or similar duty, to any Credit Party, in connection with any aspect of any transaction contemplated hereby.

10.17      USA Patriot Act Notice.

Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” rules and regulations and Anti-Money Laundering Law, including the Patriot Act and the Beneficial Ownership Regulation.

10.18      Delivery of Signature Page.

Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a counterpart of this Agreement duly executed by such Lender.

10.19      ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.20      Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.21      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.22      Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties and each of the Administrative Agent and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Lender without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Credit Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Article XI.

GUARANTY

11.01      The Guaranty.

(a)            The Guarantor hereby guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)            Notwithstanding any provision to the contrary contained herein, in any of the other Loan Documents or other documents relating to the Obligations, the obligations of the Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

11.02      Obligations Unconditional.

The obligations of the Guarantor under Section 11.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this Article XI until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;

(c)            the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e)            any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including any creditor of the Guarantor).

With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the Guaranty given hereby and of Borrowings that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

11.03      Reinstatement.

Neither the Guarantor’s obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

11.04      Certain Waivers.

The Guarantor acknowledges and agrees that (a) the Guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person or pursuit of any other remedy or enforcement of any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantor shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantor’s obligations hereunder unless, as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantor’s obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

11.05      Remedies.

The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 11.01.

11.06      Guaranty of Payment; Continuing Guaranty.

The guarantee in this Article XI is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

[Remainder of Page Intentionally Left Blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed as of the date first above written.

[Signature Page to Credit and Guaranty Agreement]